As filed with the Securities and Exchange Commission on June 16, 2008

Registration No. 333-149404

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBIT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1634802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

623 Fifth Avenue, 19th Floor
New York, New York 10022

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Garry N. Hubbard
Chief Executive Officer and President
Orbit Acquisition Corp.
623 Fifth Avenue, 19th Floor
New York, New York 10022
(212) 209-2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn Mark Zvonkovic Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 Facsimile	Raymond B. Check Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (212) 225-3999 Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	28,750,000 Units	$10.00	$287,500,000	$11,298.75
Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	—(3)
Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—(3)
Total			$287,500,000	$11,298.75(4)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 3,750,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 Subject To Completion, dated                             , 2008

P R O S P E C T U S

$250,000,000

ORBIT ACQUISITION CORP.

25,000,000 Units

Orbit Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to as our initial business combination. If we are unable to consummate a business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional 6 months. In order to extend the period of time to up to 30 months (i) holders of a majority of the outstanding shares of common stock must approve the extension period and (ii) conversion rights shall be exercised with respect to less than 30% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or up to 30 months if stockholders approve an extension period), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders. We will focus on a business combination or combinations in the energy, power and related industries, but we may effect a business combination with a company outside these industries. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity with which we may effect our initial business combination.

This is an initial public offering of our securities. We are offering 25,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our initial business combination or twelve months from the date of this prospectus, provided in each case that we have an effective registration statement covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto is available, and will expire four years from the date of this prospectus, unless earlier redeemed.

The underwriters may also purchase up to an additional 3,750,000 units from us at the public offering price less the underwriters’ discount within 30 days from the date of this prospectus to cover over-allotments.

Orbit Holdings, LLC, which we refer to throughout this prospectus as our sponsor, has agreed to purchase an aggregate of 6,000,000 warrants at a price of $1.00 per warrant ($6,000,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor’s warrants. The proceeds from the sale of the sponsor’s warrants in the private placement will be deposited into the trust account, and will be part of the funds distributed to our public stockholders in the event we are unable to complete our initial business combination. Each of the sponsor’s warrants will be identical to the warrants included in the units sold in this offering except that the sponsor’s warrants: (i) will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees, (ii) will be subject to certain transfer restrictions and entitled to certain registration rights described in more detail in this prospectus and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘OSW.U’’ on or promptly after the date of this prospectus. The common stock and warrants comprising the units offered hereby will begin separate trading five business days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘OSW’’ and ‘‘OSW.WS,’’ respectively.

Investing in our securities involves risks that are described in the ‘‘Risk Factors’’ section beginning on page 23 of this prospectus.

	Per Unit	Total Proceeds
Public offering price	$10.00	$250,000,000
Underwriting discount(1)	$0.70	$17,500,000
Proceeds, before expenses, to Orbit Acquisition Corp.	$9.30	$232,500,000

(1)	Includes $0.40 per unit, or $10.0 million in the aggregate ($11.5 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for the deferred underwriting discount to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The units will be ready for delivery on or about                , 2008. Of the proceeds we receive from this offering and the sale of the sponsor’s warrants described in this prospectus, $ 9.91 per unit, or $247,770,549 in the aggregate (approximately $9.88 per unit or $284,145,549 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account maintained by The Bank of New York, as account agent. These funds will not be released until the earlier of (i) the completion of our initial business combination or (ii) our liquidation (which may not occur until 24 months from the date of this prospectus, or up to 30 months if our stockholders approve an extended period).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JPMorgan

The date of this prospectus is                        , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

We are a blank check company formed under the laws of the State of Delaware on December 13, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We will focus on entering into a business combination with an operating business in the energy, power and related industries, but we may effect our initial business combination with a company outside these industries if we identify an attractive opportunity in another industry. We have not, nor has anyone on our behalf, contacted or entertained inquiries from any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable acquisition candidate.

We will seek to capitalize on the significant investing and operating experience of our executive officers and directors, whom we refer to as our management team. Gabriel S. Nechamkin, our chairman of the board and senior principal and head of trading of Satellite Asset Management, L.P. (‘‘Satellite’’), has over 25 years of investment experience. Satellite is an investment advisory firm with approximately $6.9 billion of assets under management as of February 1, 2008, which pursues a multi-strategy, event-focused approach to investing that is driven by disciplined, bottom-up financial research. Garry N. Hubbard, our chief executive officer and president, and Jerry D. Thurmond, our chief financial officer and secretary, are founders of Willow Bend Capital Management, LLC (‘‘Willow Bend’’). Mr. Hubbard has spent over 29 years, and Mr. Thurmond has spent over 20 years, in the power generation and energy business. They formed Willow Bend in 2004 to work with hedge funds on evaluating investments in the power sector. From 2004-2007, Willow Bend’s clients invested in excess of $3 billion of capital in the debt and equity securities of independent power producers.

For additional information on the background of our executive officers and directors, please see the sections in this prospectus entitled ‘‘Proposed Business – Our Competitive Strengths; Significant Mergers & Acquisition Experience’’ and ‘‘Management.’’

We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our management team has built and maintained extensive networks of relationships that we plan to use to identify and generate business combination opportunities. These relationships include, among other sources, executives and board members at public and private companies, brokers, private equity and venture capital firms, investment and commercial bankers, attorneys and accountants. Our management team has experience acquiring, building, operating, advising and selling public and private companies in the energy, power and related sectors.

Business Strategy

We intend to focus our efforts on the energy, power and related industries, but we may effect a business combination with a company outside these industries. Our management team believes there are comparable investment drivers in both the energy, power and related industries, requiring a similar set of technical and operating skills to successfully execute an investment. It is our belief that this management team possesses the core skills and the key relationships required to successfully identify and execute opportunities in these targeted sectors.

We believe the energy and power sectors face unprecedented challenges in the coming years. With the backdrop of record high fuel prices, historic environmental challenges, and sweeping industry structural change, the world’s demand for the reliable supply of gas, oil and electricity continues to expand. While much of the existing energy and power infrastructure is aging, industry participants must keep up with the need for additional capacity, increased reliability, improved power/fuel quality, and lower environmental impact. Given the ever expanding need for energy and power, investment in new and existing power generation, environmental controls, transmission lines, gas transportation and storage, distribution system expansions and upgrades, and the exploration, development and production of new hydrocarbon reserves, is essential. We believe that these challenges and dislocations will create attractive investment opportunities that we will look to take advantage of.

It is our belief that the size of the energy, power and related industries combined with: (i) the need for significant investments in new and aging existing energy and power infrastructure, and (ii) the ongoing strategic and financial activity within these industries, as reflected in the consistently high level of mergers, acquisitions, joint ventures and partnerships, provides a compelling environment in which to seek business combination opportunities.

While we intend to focus our efforts on identifying target businesses in the energy, power and related industries, in the event that an opportunity is presented to us in another sector, we may pursue it if we conclude that it represents an attractive investment opportunity for us.

We have identified the following general criteria and guidelines that we believe are important in evaluating target businesses. We will use these criteria and guidelines in evaluating business combination opportunities, though we may decide to enter into our initial business combination with a target business that does not meet some or all of these criteria and guidelines, if we believe such target business has the potential to create significant stockholder value.

•	Established companies with proven track records. We will target established companies with strong historical financial performance and focus on companies with a record of strong operating and financial results.

•	Companies with hidden value and/or underappreciated upside potential. We will capitalize on our management team’s experience to identify investment opportunities with high intrinsic value that are positioned to take advantage of future industry developments.

•	Strong and sustainable market fundamentals. We will seek established companies competing in industry sub-sectors and markets with strong and sustainable fundamentals including robust growth prospects, improving supply-demand dynamics and favorable competitive landscape.

•	Strong competitive industry position. We will target a business combination with companies that are well positioned within their respective sectors of the energy, power and related industries, considering growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

•	Experienced management team. We will seek companies that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating excellent returns on invested capital. We expect that the industry expertise of our executive officers and directors may in some cases complement, but will not replace, the target’s management team. If deemed necessary, we will look to bolster the expertise of the acquired management through the hiring of additional personnel from our management team’s extensive network of industry contacts.

Our executive offices will be located at 623 Fifth Avenue, 19th Floor, New York, New York 10022, and our telephone number is (212) 209-2000.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 23 of this prospectus.

Securities offered	25,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	7,187,500(1)

Number outstanding after this offering	31,250,000(2)

Common stock:

Number outstanding before this offering	7,187,500(1)

Number outstanding after this offering	31,250,000(2)

Warrants:

Number of warrants outstanding before this offering	7,187,500(1)

Number of sponsor’s warrants to be sold simultaneously with closing of this offering in a private placement	6,000,000

Number of warrants to be outstanding after this offering and the private placement	37,250,000(2)

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$7.50 per share

Exercise period	The warrants will become exercisable on the later of:

•	the completion of our initial business combination, or

•	12 months from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto is available.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants sold in this offering will expire at 5:00 p.m., New York time, four years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

(1)	This number includes an aggregate of up to 937,500 founders’ units held by our initial stockholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.
(2)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of up to 937,500 founders’ units held by our initial stockholders.

Redemption	Once the warrants become exercisable we may redeem the outstanding warrants (except as described below with respect to the sponsor’s warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘30-day redemption period’’); and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We may not redeem the warrants unless a registration statement covering the issuance of our shares of common stock underlying the warrants is effective, and a current prospectus relating thereto is available throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

If we call the warrants for redemption as described above, we will have the option to require all warrants that are purchased in this offering or in the public aftermarket to be exercised on a ‘‘cashless basis.’’ Otherwise, a public warrant may only be exercised for cash. In the event we choose to require a ‘‘cashless exercise,’’ each exercising holder must pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. See ‘‘Description of Securities – Warrants’’.

We may not redeem the founders’ warrants or the sponsor’s warrants so long as they are held by them or any of their permitted transferees. The founders’ warrants and the sponsor’s warrants so long as they are held by them or any of their permitted transferees may be exercised by them at their option on a ‘‘cashless basis.’’

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights in order to:

•	provide warrant holders with adequate notice of our exercise of redemption rights;

•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	provide a sufficient differential between the then- prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols	Units: ‘‘OSW.U’’

Common Stock: ‘‘OSW’’

Warrants: ‘‘OSW.WS’’

Founders’ units	On December 27, 2007, Orbit Holdings, LLC, our sponsor, purchased an aggregate of 7,187,500 founders’ units for a purchase price of $25,000, or approximately $0.003 per unit. The founders’ units consist of one share of founders’ common stock and one founders’ warrant. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering. We refer to our sponsor and Messrs. Childers, Constable and Repass as our initial stockholders throughout this prospectus. The founders’ units include an aggregate of up to 937,500 units that are subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares immediately after this offering (assuming none of them purchase units in this offering).

The founders’ units are identical to the units being sold in this offering, except that:

•	the founders’ common stock and founders’ warrants underlying the founders’ units are subject to the transfer restrictions and entitled to the registration rights described below;

•	the founders’ warrants will become exercisable upon the later of (i) the date that is 12 months after the date of this prospectus or (ii) when the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination, but in each case only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants may be exercised for cash or on a cashless basis and will not be redeemable by us as long as they are held by the initial stockholders or any of their permitted transferees;

•	our initial stockholders have agreed to vote the founders’ common stock (i) in the same manner as a majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence as a part of any vote to approve our initial business combination;

•	our initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate our initial business combination.

Transfer restrictions on founders’ units	The initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer, assign or sell any of the founders’ units and underlying securities (except as described below under ‘‘Principal Stockholders – Transfers of Securities by our Initial Stockholders and our Sponsor’’) until 12 months after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. See ‘‘Description of Securities – Founders’ Units.’’

Sponsor’s warrants	Our sponsor has entered into an agreement with us to purchase an aggregate of 6,000,000 sponsor’s warrants at a price of $1.00 per warrant ($6,000,000 in the aggregate) simultaneously with the consummation of this offering. The sponsor’s warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination that meets the criteria described in this prospectus, the proceeds of the sale of the sponsor’s warrants will become part of the distribution of the trust account to our public stockholders and the sponsor’s warrants will expire worthless.

Transfer restrictions on sponsor’s warrants	The sponsor’s warrants (including the common stock issuable upon exercise of the sponsor’s warrants) will not be transferable, assignable or salable (except as described below under ‘‘Principal Stockholders – Transfers of Securities by our Initial Stockholders and our Sponsor’’) until 90 days after the date of the completion of our initial business combination, and as long as the warrants continue to be held by the sponsor or any of its permitted transferees, they will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us. If the sponsor’s warrants are held by holders other than the sponsor or any of its permitted transferees, the sponsor’s warrants will be redeemable by us and exercisable by the holders for cash on the same basis as the warrants included in the units being sold in this offering. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. See ‘‘Description of Securities – Sponsor’s Warrants.’’

Registration rights	Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time. The registration rights agreement will provide that, in certain instances, after the consummation of our initial business combination, the holders (and their affiliates and other permitted transferees) of at least 25% of the then-outstanding securities held by them may require us to register the resale of at least 15% of our securities held by them on a registration statement filed under the Securities Act. We will bear the expenses incurred in connection with filing any such registration statement.

See ‘‘Principal Stockholders − Registration Rights.’’

Proceeds to be held in trust account	$247,770,549, or $9.91 per unit ($284,145,549, or approximately $9.88 per unit, if the underwriters’ over-allotment option is exercised in full), of the proceeds of this offering and the private placement of the sponsor’s warrants will be placed in a segregated trust account maintained by The Bank of New York, as account agent, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discount, equal to 4% of the gross proceeds of the public offering. Upon the consummation of a business combination, such amount will be released to the underwriters out of the trust account. We believe that the inclusion in the trust account of the purchase price of the sponsor’s warrants and the deferred underwriting discount is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of the company occurs prior to the consummation of our initial business combination. The funds in the trust account will only be released to be used in connection with our initial business combination, to fund the exercise of conversion rights by the public stockholders or upon our liquidation.

Unless and until the completion of our initial business combination, no proceeds held in the trust account, other than up to $3.0 million of the interest earned on the trust account (net of taxes payable on such interest), will be available for our use.

Conditions to consummating our initial business combination	We will not consummate a business combination with any target business affiliated with any of our executive officers, directors or initial stockholders including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals or entities, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (‘‘FINRA’’), reasonably acceptable to the representative and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding the deferred underwriting discount as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the business we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (excluding the deferred underwriting discount as described above). We may need to obtain financing to consummate such an initial business combination and have not taken any steps to obtain any such financing. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. We anticipate structuring our initial business combination to acquire 100% of the equity interests of, or to combine completely with, a target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of the equity interests of a target business but will not acquire less than a controlling interest. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of more than 50% of the voting equity interests of the target company. If our initial business combination involves assets and not equity securities of a target business, the assets, or the business being conducted with such assets, must have a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred underwriting discount as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. See ‘‘Proposed Business – Effecting our Initial Business Combination.’’

Stockholders must approve our initial business combination	We will seek stockholder approval before effecting our initial business combination regardless of the type of transaction it is, even if the business combination would not ordinarily require stockholder approval under applicable state law.

We will only consummate our initial business combination if (i) the business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights. If a proposed business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to effect our initial business combination. See ‘‘Proposed Business – Effecting our Initial Business Combination; Opportunity for stockholder approval of our initial business combination.’’

Possible extension of time to consummate a business combination to up to 30 months	If we have entered into a definitive agreement relating to an initial business combination within 24 months from the date of this prospectus (and if we anticipate that we may not be able to consummate such business combination within the 24-month period), we may seek up to a 6-month extension to complete our initial business combination by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for such extension period. Approval of any extension period will require the affirmative vote of the majority of the outstanding shares of common stock. In connection with the vote required for any such extension period, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose, and to vote all shares of common stock acquired in this offering or in the open market in favor of any such proposed extension of our corporate existence. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to either secure the approval of our stockholders if an extension of the 24-month period is proposed, or to satisfy customary closing conditions.

Any public stockholders voting against the proposed extension period will be eligible to convert their shares into a pro rata share of the trust account if the extension period is approved. However, the extension period will not be approved if more than 30% (minus one share) of the shares sold in this offering vote against the proposed extension period and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

See ‘‘Proposed Business – Effecting our Initial Business Combination; Extension of time to complete a business combination up to 30 months.’’

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete the initial business combination	Public stockholders who exercise their conversion rights and vote against our initial business combination or an extension of the time period within which we must complete the initial business combination will be entitled to cause us to convert their common stock into a pro rata share of the aggregate amount then in the trust account, before payment of the deferred underwriting discount and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $3.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates.

Voting against the proposal for our initial business combination or the extension period alone will not result in the conversion of a stockholder’s shares for a pro rata portion of the trust account. Stockholders voting against our initial business combination or an extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. If our initial business combination is not approved or completed or the extension period is not approved for any reason, then public stockholders voting against our initial business combination or the extension period will not be entitled to so convert their shares. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable following the consummation of our initial business combination or the approval of the extension period and will have the right to exercise any warrants they own when the warrants are exercisable. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $74,331,155 (assuming conversion of the maximum of 30% (minus one share) of the eligible common stock). Because stockholders who exercise their conversion rights will receive their proportionate share of the deferred underwriting discount and the underwriters will be paid the full amount of the deferred underwriting discount at the time of closing our initial business combination, the stockholders who do not convert will bear the financial effect of such payments to both the converting stockholders and the underwriters.

We have set the conversion percentage at 30% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small number of investors holding a block of our stock will be able to stop us from consummating our initial business combination and/or extending the time period within which we must consummate our initial business combination even if such business combination or extension is otherwise approved by a large majority of our public stockholders.

The initial per share conversion price is $9.91 per share (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such warrants have not been otherwise transferred or sold by such stockholder.

See ‘‘Proposed Business – Effecting our Initial Business Combination; Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination.’’

Right of first review	In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and our sponsor has agreed, until the earliest of a business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders as described in this prospectus) or such time as he ceases to be an executive officer or, in the case of the sponsor, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting securities of the target company) in a company that is not publicly traded on a stock exchange or over-the-counter market and that has an enterprise value in excess of $200 million, subject to fiduciary duties owed by our officers as directors on the boards of directors of companies on which they serve, which are identified in their biographies appearing under ‘‘Management – Directors and Executive Officers’’.

Release of funds in trust account on closing of our initial business combination	On the closing of our initial business combination, all amounts not previously withdrawn from the trust account will be released to us. We will use these funds to pay amounts due to any stockholders who duly and validly exercise their conversion rights and to pay the underwriters their deferred underwriting discount that is equal to 4.0% of the gross proceeds of this offering, or $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full). The remaining funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, we may use these funds for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no initial business combination	Our corporate existence automatically terminates 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), unless we amend our amended and restated certificate of incorporation in connection with the completion of our initial business combination prior to such date. As promptly as practicable after such a termination we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the account agent will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claims and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the up to $3.0 million of interest income earned on the trust account (net of taxes) available to us for working capital, we cannot assure you that those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors, prospective target businesses or other entities with which we execute contracts for providing us with goods, services or financing following consummation of this offering) enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties, but only if such contracted party does not execute a waiver. As further assurance, the managing members of our sponsor, as identified under ‘‘Principal Stockholders,’’ have agreed to take such reasonable actions as may be necessary to enable our sponsor to comply with this obligation to us, including the contribution of additional capital to our sponsor, arranging for financing for our sponsor or a combination of the two. See ‘‘Proposed Business – Effecting our Initial Business Combination; General.’’

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from the up to $3.0 million in interest income on the balance of the trust account (net of taxes) that will be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to be more than approximately $15,000) and has agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate a business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have agreed to waive their rights to participate in any distribution on their founders’ common stock underlying the founders’ units of the funds held in the trust account if we fail to consummate a business combination within such 24 month or 30 month period, as applicable.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation amount for the shares issued in this offering will be $9.91 (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full), or $0.09 less than the per-unit offering price of $10.00 (approximately $0.12 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.91 (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full).

See ‘‘Proposed Business – Effecting our Initial Business Combination; Liquidation if no business combination.’’

Amended and Restated Certificate of Incorporation	As discussed below, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of our initial business combination without the approval of the holders of at least 90% of the voting power of our outstanding common stock, including our requirements to seek stockholder approval of an initial business combination and to allow our public stockholders to seek conversion of their shares if they do not approve such initial business combination, as well as the related conversion threshold. The extension to complete our initial business combination will require approval of the majority of the outstanding shares of common stock. Our amended and restated certificate of incorporation will also provide that we will continue in existence only until 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus).

See ‘‘Proposed Business – Effecting our Initial Business Combination; Amended and Restated Certificate of Incorporation.’’

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our sponsor, executive officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

•	A payment of an aggregate of $10,000 per month to our sponsor, for office space, secretarial and administrative services;

•	Repayment of a non-interest bearing loan totaling $25,000 in the aggregate made to us by Gabriel S. Nechamkin, our chairman of the board, to cover offering-related expenses; and

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating our initial business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the interest income of up to $3.0 million earned on the balance in the trust account (net of taxes) that may be released to us for working capital, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all individual disbursements above $10,000 made to our sponsor, executive officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Audit committee to monitor compliance	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. See ‘‘Management – Audit Committee.’’

Determination of offering amount	We determined the size of this offering based on the experience of our management team. We also considered the size of the offering to be an amount we believe could be successfully utilized in a business combination. We may utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Based on the experience of our management team, we believe that this combination of consideration available to us will be sufficient to enable us to pursue opportunities to acquire or combine with one or more companies. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see ‘‘Proposed Business – Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’ You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors.’’

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	As of March 31, 2008
	Actual	As Adjusted(1)
	(unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(442,628)	$4,451	(2)
Total assets	412,079	257,775,000
Total liabilities	447,079	10,000,000	(3)
Value of common stock which may be converted to cash (approximately $9.91 per share)(4)	—	74,331,155
Stockholders’ equity (deficit)	(35,000)	173,443,845

(1)	The ‘‘as adjusted’’ information gives effect to the sale of the units in this offering, the sale of the sponsor’s warrants, and the payment of the estimated expenses of this offering. The ‘‘as adjusted’’ total assets include $10.0 million being held in the trust account representing the deferred underwriting discount and assumes no exercise of the public stockholders’ conversion rights.
(2)	Represents the $25,000 from the sale of the founders’ units plus $25,000 from the non-interest bearing loan from Gabriel S. Nechamkin, our chairman of the board, less $45,549 paid out in offering expenses. Does not include the $247,770,549 to be held in the trust account.
(3)	Represents deferred underwriters’ discount held in the trust account ($11.5 million if the underwriters’ over-allotment option is exercised in full) payable upon completion of our initial business combination.
(4)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.91 per share (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares sold in this offering. We will not consummate any business combination if holders owning more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

The total assets amount includes $247,770,549 to be held in the trust account ($284,145,549 if the underwriters’ over-allotment option is exercised in full), including $10.0 million being held in the trust account representing the deferred underwriting discount, which will be available to us as described in this prospectus. If no initial business combination is consummated within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the proceeds held in the trust account and all interest thereon (net of income taxes on such interest, the amount, if any, paid upon exercise of conversion rights related to an approved extension of the period in which a business combination must occur and interest income of up to $3.0 million on the trust account balance previously released to us to fund our working capital requirements) will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

We will not proceed with a business combination if public stockholders owning more than 30% (minus one share) of our outstanding shares of common stock sold in this offering vote against the business combination and exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, we may effect a business combination if public stockholders owning up to 30% (minus one share) of the shares sold in this offering, on a cumulative basis, exercise their conversion rights. If this occurred, we would be required to convert to cash up to 30% (minus one share) of the 25,000,000 shares sold in this offering, or 7,499,999 shares of common stock, for an initial per-share conversion price of $9.91 (for an aggregate maximum conversion price of $74,331,155), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination or two business days prior to the stockholder vote on an extension of the time period within which we must complete our initial business combination, as the case may be,

•	divided by the number of shares of common stock sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any target business concerning a business combination and may be unable to complete a business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. If we fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within the required time frame after the date of this prospectus, in which case our corporate existence would cease and we would liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) in which to complete an initial business combination. If we fail to consummate our initial business combination within the required time frame, our corporate existence will automatically cease, in accordance with our amended and restated certificate of incorporation, except for the purposes of winding up our affairs and liquidating. The foregoing requirements will be set forth in Article IX of our amended and restated certificate of incorporation and may not be eliminated without the vote of at least 90% of the voting power of our outstanding common stock, except with respect to an extension to complete our initial business combination, which requires approval of the majority of the outstanding shares of common stock, or except in connection with, and upon consummation of, our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding our initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we liquidate before concluding our initial business combination, our public stockholders would likely receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

If we are unable to complete our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and must liquidate, the per-share liquidation distribution would likely be less than $10.00 because of the expenses of this offering. If we were unable to conclude our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $3.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount for the shares issued in this offering would be $9.91, or $0.09 less than the per-unit offering price of $10.00. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing our initial business combination.

We will have at least 24 months, and may have up to 30 months, to complete an initial business combination. As a result, your funds may be held in the trust account for up to two and a half years if we fail to complete a business combination.

We will have at least 24 months from the date of this prospectus to complete a business combination before we will be required to liquidate and return the funds in the trust account to our public stockholders. If we have entered into a definitive agreement within 24 months from the date of this prospectus, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond those 24 months to up to 30 months by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for such extension period. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional 6 months beyond the 24-month period within which to complete our initial business combination. As a result we will be able to hold your funds in the trust account for at least 24 months, and may be able to hold them for up to 30 months from the consummation of this offering, before returning any of your funds from the trust account on liquidation.

We intend to require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We intend to require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to our initial business combination if we impose this requirement. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission, which we refer to throughout this prospectus as the Securities and Exchange Commission, to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see ‘‘Proposed Business – Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities having business objectives similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well-established and have extensive experience in identifying and effecting business combinations directly or through their affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there should be numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. The fact that as of June 13, 2008, only 71 of the 150 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination and 19 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, may indicate that there are fewer attractive target businesses available to entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of our initial business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;

•	our obligation to convert into cash up to 30% (minus one share) of the shares of common stock held by public stockholders in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. We cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate.

If the $3.0 million of interest in the trust account (net of taxes) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete our initial business combination.

We believe that, upon closing of this offering, the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing stockholders or third parties. Such additional financing may include loans from third parties to cover the costs associated with the search for and consummation of an initial business combination, although we currently have no intention of obtaining third party loans. We would seek to have any third party lenders waive any claim to any assets held in the trust account for the benefit of the public stockholders. We may not be able to obtain additional financing. None of our executive officers, directors or existing stockholders are obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to liquidate prior to consummating an initial business combination.

We have at least six months longer than most other blank check companies to effect a business combination and therefore, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to complete an initial business combination. As a result, if we do not complete an initial business combination, the proceeds of this offering will remain in trust for a longer period of time before they are released to you.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination or the extension of the time period within which we must consummate an initial business combination, we will offer each holder of shares purchased in this offering the right to have its shares of common stock converted to cash if the public stockholder votes against the business combination and the business combination or the extension period is approved and, in the case of the initial business combination, consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or an extension period and request conversion of your shares of common stock, and such proposed business combination or extension period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire or combine with. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who may be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in us reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

None of the net proceeds of this offering will be available to us outside the trust account after the closing date of this offering to fund our future working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.0 million (net of taxes) of additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six months maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistic Release dated June 9, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended June 6, 2008, 1.83%, 1.82% and 1.95% per annum, respectively. While we cannot assure you that the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than the initial $9.91 per share held in the trust account.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, target businesses and other entities with which we do business execute agreements waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account. There is also no guarantee that a court would uphold the validity of such waivers and if a court failed to uphold the validity of such waivers, we would not be indemnified by the sponsor. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as tortious interference as a result of our initial business combination. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.91 due to claims of such creditors. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties, but only if such contracted party does not execute a waiver. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to be released to us from interest earned on the trust account balance, our sponsor would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability as to claimed amounts owed to a third party who executed a waiver, even if such waiver is subsequently found to be invalid or unenforceable. As further assurance, the managing members of our sponsor have agreed to take such reasonable actions as may be necessary to enable our sponsor to comply with this obligation to us, including the contribution of additional capital to our sponsor, arranging for financing for our sponsor or a combination of the two. Based upon representations from our sponsor as to its accredited investor status (as such term is defined in Regulation D under the Securities Act) and that it has sufficient funds available to it to satisfy its indemnification obligations, we believe our sponsor will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event our sponsor has liability to us under these indemnification arrangements, we cannot assure you that it will be able to satisfy its obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties, but only if such contracted party does not execute a waiver. As further assurance, the managing members of our sponsor have agreed to take such reasonable actions as may be necessary to enable our sponsor to comply with this obligation to us, including the contribution of additional capital to our sponsor, arranging for financing for our sponsor or a combination of the two. In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation amount could be less than the initial $9.91 per share held in the trust account.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the account agent only in United States ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in ‘‘government securities’’ having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, upon completion of this offering, we will be required to comply with certain Securities and Exchange Commission and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time and for any claims that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event our initial business combination has not been consummated within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose the board and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

We are not registering the issuance of our shares of common stock underlying the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering the issuance of our shares of common stock underlying the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to the common stock underlying the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the issuance of our common stock underlying the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the issuance of our common stock underlying the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the exercise of warrants, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units. Under no circumstances will we be obligated to net cash settle any warrants. Although the shares of common stock issuable pursuant to the sponsor’s warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the sponsor’s warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of an initial business combination or 12 months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the issuance of our common stock underlying the warrants is current. However, we cannot assure you that this will be the case. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount), we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval and, if you vote ‘‘no,’’ exercising your conversion right.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval and, if you vote ‘‘no,’’ exercising your conversion right. A proposal that you vote against could still be approved if a sufficient number of stockholders vote for the proposed initial business combination, and unless you exercise your conversion right or sell your shares, you will remain a stockholder. Alternatively, a proposal that you vote for could still be rejected, even if approved by the affirmative vote of a majority of the votes cast by our stockholders at a duly held stockholders meeting, if holders owning more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, elect to exercise their conversion rights.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders, except in limited cases involving the acquisitions of an affiliated entity. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (excluding the deferred underwriting discount), the threshold value to constitute our initial business combination.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by FINRA as to the fair market value. The willingness of an investment banking firm to provide for such reliance directly by the stockholders acquiring units in this offering would be a factor considered by us in selecting an independent investment banking firm, but will not be a condition or a necessary requirement to our selection of any such firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing, authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 68,750,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance, of which 37,250,000 shares have been reserved for issuance upon the exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or the number of our public stockholders that vote against the business combination and opt to have us repurchase their stock represent more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, even if holders of a majority of votes cast by our public stockholders at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including Messrs. Nechamkin, Hubbard and Thurmond, some of whom may not remain with us following our initial business combination.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel, including Mr. Nechamkin, our chairman of the board, Mr. Hubbard, our chief executive officer and president, and Mr. Thurmond, our chief financial officer and secretary. We believe that our success depends on the continued service of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, none of our executive officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our executive officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the Securities and Exchange Commission, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any business combination. There is no certainty, however, that any of our key personnel will remain with the combined company after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination.

The role of an acquisition candidate’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we expect that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of interest income from the trust account up to a maximum of $3.0 million (net of taxes) that may be released to us as working capital. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our executive officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our executive officers or directors could influence our executive officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. While we cannot predict the exact number of hours per week each executive officer or director will devote, we presently expect each of our executive officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, will have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she would be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

None of our executive officers are currently involved in other blank check companies. However, our executive officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that is focused on effecting a business combination with a company in the energy, power and related industries until we have entered into a definitive agreement regarding our initial business combination. As discussed above, our executive officers and our sponsor may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a target business would not be presented to another entity prior to its presentation to us.

Certain of our executive officers and directors, directly or indirectly, own shares of our common stock issued prior to this offering and some of them indirectly will own warrants following this offering. These shares and warrants will not participate in liquidation distributions if our initial business combination is not consummated and, therefore, our executive officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Certain of our executive officers and directors, directly or indirectly, own shares of our common stock issued prior to this offering. On December 27, 2007, our sponsor, Orbit Holdings, LLC, of which Mr. Nechamkin, our chairman of the board, is a managing member, purchased an aggregate of 7,187,500 founders’ units for a purchase price of $25,000, or approximately $0.003 per unit. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering. In addition, our sponsor has committed to purchase 6,000,000 sponsor’s warrants simultaneously with the consummation of this offering. Our sponsor and such individuals have waived their rights to receive distributions with respect to the common stock underlying the founders’ units upon our liquidation if we are unable to consummate a business combination, and the sponsor’s warrants and the warrants underlying the founders’ units will expire worthless if we do not consummate our initial business combination. Accordingly, the founders’ units and the sponsor’s warrants will be worthless if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), resulting in potentially significant losses for our initial stockholders. Furthermore, the $6.0 million purchase price of the sponsor’s warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

The personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our initial stockholders’ desire to avoid rendering their securities worthless and our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. The conflict of interest will increase as we approach the 24th month or 30th month, as applicable, following the consummation of this offering and we have not consummated a business combination.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with one or more target businesses having a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the Securities and Exchange Commission that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination and may expose us to higher risk than other entities that have the resources to complete several business combinations or that have diversified operations.

Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our public stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to consummate a desirable initial business combination or optimize our capital structure.

When we seek the approval of our public stockholders for our initial business combination or an extension of the time period within which we must complete an initial business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against our initial business combination or the extension period, timely exercises its conversion rights, our initial business combination or the extension period is approved, and in the case of the business combination it is also consummated and the public stockholder holds its shares through the consummation of our initial business combination. Such holder must both vote against such business combination or the extension period and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy materials. In the case of the initial business combination, we will be permitted to proceed with our initial business combination only if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the business combination and duly exercise their right to elect to convert their shares for cash. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing for either situation. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock purchased in this offering, on a cumulative basis, exercise their conversion rights. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with an initial business combination even if public stockholders owning up to 30% (minus one share) of the shares sold in this offering, on a cumulative basis, exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.

We may proceed with an initial business combination as long as public stockholders owning no more than 30% (minus one share) of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 30% (minus one share) of the shares sold in this offering, on a cumulative basis, or 7,499,999 shares of our common stock (or 8,624,999 shares of our common stock if the underwriters’ over-allotment option is exercised in full) may both vote against the business combination or the extension of the time period within which we must consummate an initial business combination and exercise their conversion rights and we could still consummate the proposed business combination. Further, each public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We have set the conversion percentage at 30% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination and/or extending the time period within which we must consummate our initial business combination even if such business combination or extension is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. There are some other offerings similar to ours which include conversion provisions smaller than 30%.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to repurchase for cash a significant number of shares from stockholders who elect conversion in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officers, directors, stockholders or sponsor is required to provide any financing to us in connection with or after our initial business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon closing of this offering, our initial stockholders will own collectively 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, our sponsor has also agreed to purchase an aggregate of 6,000,000 warrants at a price of $1.00 per warrant in a private placement that will occur simultaneously with the consummation of this offering. The purchase of founders’ units and sponsor’s warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit our initial stockholders to effectively influence the outcome of all matters requiring approval of significant corporate transactions, following the consummation of our initial business combination. Our initial stockholders have agreed to vote the founders’ common stock underlying the founders’ units (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. While our initial stockholders do not intend to purchase units in this offering, they are not prohibited from purchasing units in this offering or purchasing our common stock or units in the secondary market. If they do, our initial stockholders will have an even greater influence on the vote taken in connection with our initial business combination or an extension period.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

Our initial stockholders paid us an aggregate of $25,000, or approximately $0.003 per founders’ unit and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrants included in the units) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founders’ units at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 937,500 founders’ units and no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 31.2% or $3.12 per share (the difference between the pro forma net tangible book value per share of $6.88, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability, upon 30 days notice, to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor’s warrants will be redeemable by us as long as they are held by the sponsor or any of its permitted transferees and none of the founders’ warrants will be redeemable by us as long as they are held by the initial stockholders or any of their permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant to do so on a ’’cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ’’fair market value’’ and (y) the fair market value. The ’’fair market value’’ shall mean the average reported last sales price of our common stock for the ten trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential ’’upside’’ of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 25,000,000 shares of our common stock (or up to 28,750,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will issue in a private placement sponsor’s warrants to purchase 6,000,000 shares of common stock. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and potentially reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings of common stock.

If our initial stockholders or sponsor exercise their registration rights with respect to their founders’ units or sponsor’s warrants and the underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units and underlying securities and, with respect to our sponsor, the sponsor’s warrants and underlying shares. The registration rights agreement will provide that, in certain instances, the holders (and their affiliates and other permitted transferees) of at least 25% of the then-outstanding securities held by them may require us to register the resale of at least 15% of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants and the sponsor’s warrants, such warrants must also have become exercisable. We will bear the cost of registering the offer and resale of these securities. Assuming the underwriters do not exercise their over-allotment option and the initial stockholders therefore forfeit the 937,500 founders’ units, if the initial stockholders and/or our sponsor exercise their registration rights with respect to all of their securities, then there will be an additional 6,250,000 shares of common stock and 12,250,000 warrants (as well as 12,250,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into our initial business combination with us or may request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies in the energy, power and related sectors;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company since we have no historical operations or financial results to use as a basis for valuation. As a result, the offering price of our units may not accurately reflect the value of your investment in our securities.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we do, we will be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect our initial business combination with a company located outside of the United States, substantially all of our assets will likely be located outside the United States, some of our executive officers and directors might reside outside of the United States, the laws applicable to such company may govern our material agreements and we may not be able to enforce our legal rights, effect service of process or enforce judgments of United States courts.

If we effect our initial business combination with a company located outside of the United States, the laws of the country in which such company operates may govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire or combine with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under federal securities laws.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, our identification of one or more target businesses and the evaluation of the market of our proposed business combination or combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. Moreover, if the closing of this offering does not occur this offering will be withdrawn, all subscriptions for the units will be disregarded, any allotments made will be deemed not to have been made and any subscription payments made will be annulled.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some target businesses.

We will provide stockholders with audited financial statements of the target business as part of the proxy solicitation materials sent to stockholders to assist them in evaluating our initial business combination. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the Public Company Accounting Oversight Board (‘‘PCAOB’’). We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB or that the target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles and obtain such an audit. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 (‘‘Sarbanes-Oxley Act’’) requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon closing of this offering, $247,770,549, or $284,145,549 if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the sponsor’s warrants and $10.0 million in deferred underwriting discount or $11.5 million if the underwriters’ over-allotment option is exercised in full), will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•	public stockholders who exercise their conversion rights and vote against our initial business combination or our extension period may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account if the business combination or the extension period is approved and, in the case of the business combination, is also consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding the deferred underwriting discount of $10.0 million or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination or on the extension of the time period within which we must consummate our initial business combination;

•	we will consummate our initial business combination only if (i) the initial business combination is approved by holders of a majority of the votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights; and

•	if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to complete our initial business combination, which will require approval of the majority of the outstanding shares of common stock.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such a business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Risks Associated With the Energy, Power and Related Industries

We believe the following risks would apply to us following the completion of a business combination with a target business in the energy, power and related industries.

Fluctuations in energy prices may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Following a business combination, our revenues, operating results, profitability, future rate of growth and the carrying value of our energy will depend primarily upon the prevailing prices for energy. Historically, energy prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.

The operations of a business we ultimately acquire may expose us to environmental liabilities.

If our target business with which we effect a business combination has oil or natural gas operations, we will be subject to environmental hazards and risks. Our liability for environmental hazards could include those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them.  If we are successful in acquiring a target business, we expect to maintain insurance against some, but not all, of the risks described above.  Insurance may not be adequate to cover casualty losses or liabilities.  Also, following a business combination, we may not be able to obtain insurance at premium levels that justify its purchase.

Our target business following a business combination and future acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

Successful acquisitions may require an assessment of a number of factors, including estimates of recoverable reserves, exploration or development potential, future energy prices, operating costs and potential environmental and other liabilities.  Such assessments are inexact and their accuracy is inherently uncertain.  In connection with our assessments, we intend to perform a review of the acquired properties which we believe is generally consistent with industry practices.  However, such a review will not reveal all existing or potential problems.  In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.  As a result of these factors, we may not be able to acquire energy properties that contain economically recoverable reserves and sources of natural resources or be able to complete such acquisitions on acceptable terms.

Estimates of oil and natural gas reserves are uncertain and may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved and probable reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. Petroleum engineering is not an exact science. Information relating to proved oil and gas reserves is based upon engineering estimates. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other exploration techniques. Producers use feasibility studies to derive estimates of capital and operating costs, expected recovery rates, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to reserves will likely vary from estimates, and such variances may be material. Further, it may take many years from the initial phase of exploration before production is possible and, during that time, the economic feasibility of exploiting a discovery may change.

Properties that we buy may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.

One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves. However, our reviews of acquired properties are inherently incomplete, because it generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, we will focus our review efforts on the higher value properties and will sample the remainder. However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties.

Following a business combination, failure to comply with governmental regulations could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

The energy industry is subject to extensive federal, state, local and foreign laws and regulations related to the general population’s health and safety and those associated with compliance and permitting obligations (including those related to exploration, development, production, transportation, refining, distribution, storage, marketing of oil, natural gas and petroleum products and related activities, the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations could require substantial capital expenditures.  Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. These costs and liabilities could adversely affect a business’ operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks.  Following a business combination, we cannot assure you that we will be able to comply with existing or new regulations.

We will face extensive competition in our industry following a business combination.

Following a business combination, we could operate in a highly competitive environment. We could compete with major and independent oil and natural gas companies, many of whom have financial and other resources substantially in excess of those available to us. These competitors may be better positioned than the business with which we may effect our initial business combination to take advantage of industry opportunities and to withstand changes affecting the industry, such as fluctuations in energy prices and production, the availability of alternative energy and the application of government regulation.

Shortages of critical parts, equipment and skilled labor may adversely affect our operations and development projects following a business combination.

The energy industry has been impacted by increased worldwide demand for critical resources such as input commodities, equipment and skilled labor. These shortages have caused unanticipated cost increases and delays in delivery times, thereby impacting operating costs, capital expenditures and production schedules.

Following our initial business combination, our operations might be subject to hazards customary to the power generation industry. We may not have adequate insurance to cover all of these hazards.

Power generation involves hazardous activities, including acquiring, transporting and unloading fuel, operating large pieces of rotating equipment and delivering electricity to transmission and distribution systems. In addition to natural risks such as earthquake, flood, lightning strikes, hurricane and wind, other hazards, such as fire, explosion, structural collapse and machinery failure are inherent risks in our operations. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment, contamination of, or damage to, the environment and suspension of operations. The occurrence of any one of these events may result in our being named as a defendant in lawsuits asserting claims for substantial damages, including for environmental cleanup costs, personal injury and property damage and fines and/or penalties. We will maintain an amount of insurance protection that we consider adequate, but we cannot assure you that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. A successful claim for which we are not fully insured could hurt our financial results and materially harm our financial condition. Further, due to rising insurance costs and changes in the insurance markets, we cannot assure you that insurance coverage will continue to be available at all or at rates or on terms similar to those presently available to us. Any losses not covered by insurance could have a material adverse effect on our financial condition, results of operations or cash flows.

Changes in technology may impair the value of power plants.

Research and development activities are ongoing to provide alternative and more efficient technologies to produce power, including fuel cells, clean coal and coal gasification, micro-turbines, photovoltaic (solar) cells and improvements in traditional technologies and equipment, such as more efficient gas turbines, cleaner and safer nuclear or coal power plants, and coal-fired integrated gasification combined-cycle power plants, among others. Advances in these or other technologies could reduce the costs of power production to a level below what we have currently forecasted, which could adversely affect our revenues, results of operations or competitive position. Improvements in transmission technology may reduce transmission constraints but may also improve access of competitors to our markets. Renewable resource technologies receive assistance in commercial implementation through regulatory requirements, subsidies and tax incentives that may adversely affect demand for the output of the power plants and their values.

Competition in wholesale power markets, together with an oversupply of power generation capacity in certain regional markets, may have a material adverse effect on our financial condition, results of operations and cash flows.

If our target business operates in the wholesale power markets, we will have numerous competitors and additional competitors may enter the industry. The power generation business competes with other non-utility generators, regulated utilities, unregulated subsidiaries of regulated utilities and other energy service companies in the sale of energy, as well as in the procurement of fuel, transmission and transportation services. Moreover, aggregate demand for power may be met by generation capacity based on several competing technologies, as well as power generating facilities fueled by alternative or renewable energy sources, including hydroelectric power, synthetic fuels, solar, wind, wood, geothermal, waste heat and solid waste sources. Regulatory initiatives designed to enhance renewable generation could increase competition from these types of facilities. In addition, a buildup of new electric generation facilities in recent years has resulted in an abundance of power generation capacity in certain regional markets.

Following our initial business combination, we could also compete against other energy merchants on the basis of our relative operating skills, financial position and access to credit sources. Energy customers, wholesale energy suppliers and transporters often seek financial guarantees, credit support such as letters of credit, and other assurances that their energy contracts will be satisfied. Companies with which we compete may have greater resources in these areas.

Other factors may contribute to increased competition in wholesale power markets. New forms of capital and competitors have entered the industry in the last several years, including financial investors who perceive that certain asset values are at levels below their true replacement value. Furthermore, mergers and asset reallocations in the industry could create powerful new competitors. Under any scenario, we anticipate that we will face competition from numerous companies in the industry, some of which have advantageous capital structures.

Moreover, many companies in the regulated utility industry, with which the wholesale power generation industries is closely linked, are also restructuring or reviewing their strategies. Several of those companies have discontinued or are discontinuing their unregulated activities and seeking to divest their unregulated subsidiaries. Some of those companies have had, or are attempting to have, their regulated subsidiaries acquire assets out of their or other companies’ unregulated subsidiaries. This may lead to increased competition between the regulated utilities and the unregulated power producers within certain markets. The future of the wholesale power generation industry is unpredictable, but may include restructuring and consolidation within the industry, the sale, bankruptcy or liquidation of certain competitors, the re-regulation of certain markets or a long-term reduction in new investment into the industry. To the extent that competition increases, our financial condition, results of operations and cash flows may be materially adversely affected.

Following our initial business combination, our costs for compliance with existing environmental laws could be significant, and costs for compliance with new environmental laws could adversely affect our financial condition, results of operations and cash flows.

Following our initial business combination, our business could be subject to extensive and frequently changing environmental regulation by federal, state and local authorities. Such environmental regulation imposes, among other things, restrictions, liabilities and obligations in connection with the generation, handling, use, storage, transportation, treatment and disposal of hazardous substances and waste and in connection with spills, releases and emissions of various substances into the environment. Existing environmental laws and regulations may be revised or reinterpreted, new laws and regulations may be adopted or become applicable to us or our facilities, litigation or regulatory or enforcement proceedings could be commenced and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions. Proposals currently under consideration could, if and when adopted or enacted, require us to make substantial capital and operating expenditures. If any of these events occur, our business, operations and financial condition could be materially adversely affected.

Moreover, many environmental laws require approvals or permits from governmental authorities for the operation of a power generation facility, before construction or modification of a project may commence or before wastes or other materials may be discharged into the environment. The process for obtaining necessary permits can be lengthy and complex and can sometimes result in the establishment of permit conditions that make the project or activity for which the permit was sought unprofitable or otherwise unattractive. Even where permits are not required, compliance with environmental laws and regulations can require significant capital and operating expenditures. We would be required to comply with numerous environmental laws and regulations, and to obtain numerous governmental permits when we construct, modify and operate our facilities.

With the continuing trend toward stricter standards, greater regulation and more extensive permitting requirements, our capital and operating environmental expenditures following our initial business combination would likely be substantial and may increase in the future. We may not be able to obtain or maintain all required environmental regulatory permits or other approvals that we need to operate our business. If there is a delay in obtaining any required environmental regulatory approvals or permits, or if we fail to obtain or comply with any required approval or permit, the operation of our facilities may be interrupted or become subject to additional costs and, as a result, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Different regional power markets in which we may compete following our initial business combination have changing transmission regulatory structures, which could materially adversely affect our performance in these regions.

If our target business operates in the power generation industries, our financial condition, results of operations and cash flows are likely to be affected by differences in market and transmission regulatory structures in various regional power markets. Problems or delays that may arise in the formation and operation of new or maturing Regional Transmission Organizations (‘‘RTOs’’) and similar market structures, or changes in geographic scope, rules or market operations of existing RTOs, may affect our ability to sell, the prices we receive for or the cost to transmit power produced by our generating facilities. Rules governing the various regional power markets may also change from time to time, which could affect our costs or revenues. We are unable to assess fully the impact that these uncertainties may have on our business, as it remains unclear how RTOs will develop or what regions they will cover.

The operation of power generation plants involves significant risks that could result in unplanned power outages or reduced output, which would adversely affect our results of operations, financial condition or cash flows following our initial business combination.

Following our initial business combination, we might be subject to significant risks associated with operating power generation plants, any of which could adversely affect our revenues, costs, results of operations, financial condition or cash flows. These risks include:

•	operating performance below expected levels of output or efficiency;

•	failure of equipment or processes, operator or maintenance errors or other events resulting in power outages or reduced output;

•	availability of fuel and fuel transportation;

•	disruptions in the transmission or distribution of power; and

•	catastrophic events such as fires, hurricanes, explosions, floods, droughts, tornados, lightning strikes, terrorist attacks or other similar occurrences to our facilities or to facilities upon which we may depend.

Unplanned outages of generation units, including extensions of scheduled outages due to mechanical failures or other problems, occur from time to time and are an inherent risk of operating power generation plants. Unplanned outages typically increase operation and maintenance expenses. In addition, an unplanned outage may reduce our revenues as a result of selling fewer megawatt hours or require us to incur significant additional costs as a result of running one of our higher cost units or obtaining replacement power from third parties in the open market to satisfy power sales obligations. As a result, if any one unit were to experience an unexpected failure or unplanned outage, especially during the peak summer season, it may have a material adverse effect on our revenues from operations or our costs of operations following our initial business combination.

The cost of repairing damage to the power generation plants due to storms, lightning strikes, natural disasters and other catastrophic events may adversely affect our results of operations, financial condition or cash flows. The energy industry in the southeastern United States was affected by hurricanes Rita and Katrina leaving severe damage to parts of the natural gas and electricity infrastructure in the State Emergency Response Commission region. These events and future events of this kind could damage the plants and disrupt fuel supply and transmission capability. Such events could also result in adverse changes in the insurance markets or other operating costs and disruptions of power and fuel markets. In addition, power generation plants, fuel supply, fuel transport and transmission capability could be directly or indirectly harmed by future terrorist activity or acts of war. Strategic targets, such as energy-related facilities, may be at greater risk of future terrorist activities than other domestic targets. The occurrence or risk of occurrence of future terrorist attacks or related acts of war could result in increased securities and insurance costs, adversely affect the U.S. economy or otherwise impact our results of operations and financial condition in unpredictable ways.

The operating results of the power delivery business and the energy businesses fluctuate on a seasonal basis and can be adversely affected by changes in weather.

The power delivery business is seasonal and weather patterns can have a material impact on their operating performance. Demand for electricity is generally higher in the summer months associated with cooling and demand for electricity and natural gas is generally higher in the winter months associated with heating as compared to other times of the year. Accordingly, less revenue and income is generated when weather conditions are milder in the winter and cooler in the summer.

Facilities may not operate as planned or may require significant maintenance expenditures, which could decrease our revenues or increase expenses following our initial business combination.

The operation of transmission, distribution and generation facilities involves many risks, including the breakdown or failure of equipment, accidents, labor disputes and performance below expected levels. Older facilities and equipment, even if maintained in accordance with sound engineering practices, may require significant capital expenditures for additions or upgrades to keep them operating at peak efficiency, to comply with changing environmental requirements, or to provide reliable operations. Natural disasters and weather-related incidents, including tornadoes, hurricanes and snow and ice storms, also can disrupt generation, transmission and distribution delivery systems. Operation of generation, transmission and distribution facilities below expected capacity levels can reduce revenues and result in the incurrence of additional expenses that may not be recoverable from customers or through insurance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our executive officers or directors following our initial business combination;

•	our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our ability to obtain additional financing necessary to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our executive officers and directors to generate a number of attractive potential investment opportunities;

•	estimates regarding the operating expenses of our business before and after the consummation of an initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors’’ beginning on page 23. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor’s warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public	$250,000,000	$287,500,000
Gross proceeds from sponsor’s warrants offered in the private placement	6,000,000	6,000,000
Total gross proceeds	$256,000,000	$293,500,000
Offering expenses
Underwriting discount (3.0% of gross proceeds, excluding deferred portion)(1)	$7,500,000	$8,625,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	125,000	125,000
SEC registration fee	11,299	11,299
FINRA registration fee	29,250	29,250
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	68,902	68,902
Total offering expenses	$8,229,451	$9,354,451
Proceeds after offering expenses	$247,770,549	$284,145,549
Held in trust account	$247,770,549	$284,145,549
% of public offering size	99.1%	98.8%
Use of up to $3,000,000 of interest earned on our trust account (net of taxes payable) that may be released to us to cover operating expenses(2)	Amount	% of Total
Legal, accounting and other expenses in connection with any business combination	$2,300,000	77%
Legal and accounting fees related to regulatory reporting obligations	100,000	3%
Payment for office space, secretarial and administrative services	300,000	10%
Working capital to cover miscellaneous expenses	300,000	10%
Total	$3,000,000	100.0%

(1)	The underwriters have agreed to defer $10.0 million of their underwriting discount (or $11.5 million if the underwriters’ over-allotment option is exercised in full), which equals 4.0% of the gross proceeds of this offering, until consummation of our initial business combination. Upon consummation of our initial business combination, the amount of the underwriters’ deferred discount will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.
(2)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation amount could decrease by as much as $0.03 (or $0.05 if the underwriters’ over-allotment option is exercised in full).

A total of $247,770,549 (or $284,145,549 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor’s warrants described in this prospectus, including $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discount, will be placed in the trust account maintained by The Bank of New York, as account agent. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights, released to us as interest income or used to pay taxes, will be released promptly after closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full)) at the time of the signing of a definitive agreement in connection with our initial business combination. We will only consummate our initial business combination if (i) the initial business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, exercise their conversion rights. We will only consummate an initial business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status will be our acquisition of more than 50% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discount, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using our capital stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive, earn or be paid or awarded any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all individual reimbursements above $10,000 made to any member of our management team, or their affiliates or associates, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that interest income of up to $3.0 million earned on the trust account balance, net of taxes, that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $3.0 million of interest on the trust account (net of taxes), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but neither members of our management team nor any other person is under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the interest income of up to $3.0 million (net of taxes) that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our executive officers and directors to view such initial business combination unfavorably and result in a potential conflict of interest.

If we complete our initial business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business.

To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, Gabriel S. Nechamkin, our chairman of the board, has advanced to us an aggregate of $25,000 which was used to pay a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of March 1, 2009 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering used to cover offering expenses.

The net proceeds of this offering not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in ‘‘government securities’’ having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. Interest income of up to $3.0 million earned on the trust account balance (net of taxes) may be released to us from the trust account to fund a portion of our working capital requirements.

No compensation of any kind (including finder’s and consulting fees) will be paid or awarded by us or a target business to, or earned by, members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the interest income of up to $3.0 million (net of taxes) that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of our initial business combination. In the event our initial business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our board of directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder seeks to convert our common shares into cash in connection with our initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discount held in the trust account. If we do not complete an initial business combination and the account agent must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discount, including any accrued interest thereon, then in the trust account, and (ii) that the account agent is authorized to distribute the deferred underwriting discount, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

If the size of this offering is increased or decreased, then the founders’ units, including the founders’ units subject to forfeiture, will be adjusted in the same proportion as such increase or decrease, so that the number of shares of common stock underlying the founders’ units owned by our initial stockholders (assuming none of them purchase units in this offering) after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008 and as adjusted to give effect to the sale of our units and the sponsor’s warrants and the application of the estimated net proceeds derived from the sale of such securities. The table should be read in conjunction with our summary financial data included on page 21 of this prospectus and the financial statements included elsewhere in this prospectus:

	March 31, 2008
	Actual	As Adjusted
	(Unaudited)
Deferred underwriting discount	$—	$10,000,000
Note payable to affiliate(1)	25,000	—
Common stock, $0.0001 par value, 0 and 7,499,999 of which are subject to possible conversion at conversion value(2)	—	74,331,155
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 7,187,500 shares issued and outstanding, 23,750,001 shares issued and outstanding (excluding 7,499,999 shares subject to possible conversion), as adjusted	719	2,375 (3)
Additional paid-in capital(4)	24,281	167,501,470
Private placement of sponsor’s warrants, none issued and outstanding, 6,000,000 warrants issued and outstanding, as adjusted	—	6,000,000
Deficit accumulated during the development stage	(60,000)	(60,000)
Total stockholders’ equity (deficit)	(35,000)	173,443,845
Total capitalization	$(10,000)	$257,775,000

(1)	Note payable to affiliate is a promissory note issued in the amount of $25,000 in the aggregate to Gabriel S. Nechamkin, our chairman of the board. The note is non-interest bearing and is payable on the earlier of March 1, 2009 or the consummation of this offering.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.91 per share (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination or two business days prior to the stockholder vote on an extension of the time period within which we must complete our initial business combination, as the case may be, divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination). We will not consummate any business combination if holders of 30% or more (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, exercise their conversion rights.
(3)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of up to 937,500 shares held by our initial stockholders have been forfeited as a result thereof.
(4)	Excludes $10 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor’s warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor’s warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

At March 31, 2008, our net tangible book value was a deficiency of $(442,628), or approximately $(.06) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the 6,000,000 sponsor’s warrants and the deduction of underwriting discount and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2008 would have been $163,404,394 or $6.88 per share, representing an immediate increase in net tangible book value of $6.94 per share to the initial stockholders as of the date of this prospectus and an immediate dilution of $3.12 per share or 31.2% to our public stockholders.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor’s warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(.06)
Increase attributable to public stockholders	6.94
Pro forma net tangible book value after this offering and the sale of the sponsor’s warrants		$6.88
Dilution to public stockholders		$3.12

The following table sets forth information with respect to our initial stockholders and the public stockholders assuming that the underwriters’ over-allotment option has not been exercised:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Initial Stockholders(1)	6,250,000	20%	$25,000	0.01%	$0.004
Public Stockholders	25,000,000	80%	$250,000,000	99.99%	$10.00
	31,250,000	100.0%	$250,025,000	100.0%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the sponsor’s warrants	$(442,628)
Net proceeds from this offering and sale of the sponsor’s warrants	247,770,549
Offering costs excluded from net tangible book value before this offering	407,628
Less: deferred underwriters’ discount payable	10,000,000
Less: Proceeds held in trust subject to conversion to cash ($9.91 x 7,499,999 shares)	74,331,155
$163,404,394
Denominator:
Shares of common stock outstanding prior to this offering(1)	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion	7,499,999
23,750,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of up to 937,500 shares held by our initial stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition and will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed under the laws of the State of Delaware on December 13, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. We will focus on an acquisition or acquisitions in the energy, power and related industries, but we may effect a business combination with a company outside these industries if an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the energy, power and related industries. We intend to utilize cash, proceeds of this offering, our capital stock, debt or a combination thereof in effecting a business combination. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding our initial business combination.

The issuance of additional shares of our stock in our initial business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at March 31, 2008, we had $4,451 in cash and deferred offering costs of $407,628. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsor’s warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ units to our sponsor and a loan from Gabriel S. Nechamkin, our chairman of the board, in the aggregate amount of $25,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $8,229,451, but including the deferred underwriting discount of $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor’s warrants for a purchase price of $6.0 million, will be $247,770,549 (or $284,145,549 if the underwriters’ over-allotment option is exercised in full). These net proceeds will be held in trust, including the $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discount.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating target businesses, selecting one or more target businesses, and structuring, negotiating and consumating our initial business combination. To the extent we use our capital stock in whole or in part as consideration for our initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discount paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us from interest on the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe that the interest income of up to $3.0 million on the balance of the trust account (net of taxes) to be released to us for working capital requirements will be sufficient to allow us to operate for at least the next 30 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $2.3 million for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; approximately $300,000 for office space, secretarial and administrative services payable to our sponsor representing $10,000 per month for up to 30 months; approximately $100,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $300,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled ‘‘Use of Proceeds.’’ These amounts are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete a business combination will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $3.0 million of interest on the trust account (net of taxes), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the interest earned of up to $3.0 million on the trust account (net of taxes) to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination with a target business or businesses having a collective fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in ‘‘government securities’’ having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On December 27, 2007, our sponsor purchased 7,187,500 founders’ units for an aggregate purchase price of $25,000. Gabriel S. Nechamkin, our chairman of the board of directors, is a managing member of our sponsor. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering.

As of the date of this prospectus, Gabriel S. Nechamkin, our chairman of the board, has loaned us an aggregate of $25,000 for payment of offering expenses. This loan is non-interest bearing, unsecured and payable on the earlier of March 1, 2009 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering used to cover offering expenses.

We are obligated, commencing on the date of this prospectus, to pay our sponsor a monthly fee of $10,000 for office space, secretarial and administrative services.

Our sponsor has committed to purchase an aggregate of 6,000,000 sponsor’s warrants at $1.00 per warrant (for a total purchase price of $6.0 million) from us simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the sponsor’s warrants held by it to our executive officers and directors, and other persons or entities affiliated with our sponsor, including the present and any former members of our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the sponsor until 90 days after the completion of our initial business combination. The sponsor’s warrants will be non-redeemable as long as they are held by the sponsor or any of its permitted transferees. The sponsor’s warrants may also be exercised by the sponsor or any of its permitted transferees for cash or on a cashless basis. In addition, after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. Otherwise, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. Management does not believe that the sale of warrants to the sponsor will result in the recognition of stock-based compensation expense because the warrants are being sold at what is expected to be fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance, based on the terms of such warrants, including restrictions and transferability, and an analysis of recent market values of similarly structured blank check companies, and, if it is determined that the fair value of the sponsor’s warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Our initial stockholders and executive officers will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the market following consummation of this offering.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on December 13, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to throughout this prospectus as a business combination. We will focus on an acquisition or acquisitions in the energy, power and related industries, but we may effect a business combination with a business outside these industries if an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the energy, power and related industries. We believe that these types of companies are in line with the significant combined experience and industry knowledge of our sponsor. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted or entertained inquiries from any target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor have we engaged or retained any agent or other representative, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate.

Business Strategy

We intend to focus our efforts on the energy, power and related industries, but we may effect a business combination with a company outside these industries. Our management team believes there are comparable investment drivers in both the energy, power and related industries, requiring a similar set of technical and operating skills to successfully execute an investment. It is our belief that this management team possesses the core skills and the key relationships required to successfully identify and execute opportunities in these targeted sectors.

We believe the energy and power sectors face unprecedented challenges in the coming years. With the backdrop of record high fuel prices, historic environmental challenges, and sweeping industry structural change, the world’s demand for the reliable supply of gas, oil and electricity continues to expand. While much of the existing energy and power infrastructure is aging, industry participants must keep up with the need for additional capacity, increased reliability, improved power/fuel quality, and lower environmental impact. Given the ever expanding need for energy and power, investment in new and existing power generation, environmental controls, transmission lines, gas transportation and storage, distribution system expansions and upgrades, and the exploration, development and production of new hydrocarbon reserves, is essential. We believe that these challenges and dislocations will create attractive investment opportunities that we will look to take advantage of.

Within the energy industry, we intend to focus our efforts on the following segments:

•	Energy Services Businesses: Services to the energy industry, such as onshore and offshore drilling services and specialized services such as wire line services, geophysical, completion services, drilling fluids, rentals, artificial lift, drill bits, environmental services, specialty chemicals, seismic and water handling services;

•	Upstream Sector: The exploration, development and production of hydrocarbons;

•	Midstream Sector: Oil and natural gas businesses, including gathering, compression, treating, processing, fractionating, transporting, storing, terminaling and distributing of hydrocarbons; and

•	Downstream Sector: The refining and further distribution of hydrocarbons and byproducts. Refined products could include gasoline, diesel, jet fuel, heating oil, asphalt, lubricants, synthetic rubber, plastics, fertilizers, antifreeze, pesticides, pharmaceuticals, and propane.

Within the power industry, we intend to focus our efforts on the following segments:

•	Traditional Power Generation: The generation of electricity from power stations fueled by various natural resources, including coal, natural gas, fuel oil and hydro;

•	Alternative Power Generation: The generation of electricity from renewable or clean power resources, such as solar, wind, geothermal, biomass, and landfill gas;

•	Power Services Businesses: Services to industries which generate and consume power, such as plant operations and maintenance, transmission line maintenance, operational procedures and programs, training, preventative maintenance, due diligence, safety and environmental, routine and major maintenance, turbine and plant inspection services, power rental services, staffing services, and fuel transportation services; and

•	Power Infrastructure: Transmission and distribution networks.

It is our belief that the size of the energy, power and related industries combined with: (i) the need for significant investments in new and aging existing energy and power infrastructure, and (ii) the ongoing strategic and financial activity within these industries, as reflected in the consistently high level of mergers, acquisitions, joint ventures and partnerships, provides a compelling environment in which to seek business combination opportunities.

While we intend to focus our efforts on identifying target businesses in the energy, power and related industries, in the event that an opportunity is presented to us in another sector, we may pursue it if we conclude that it represents an attractive investment opportunity for us.

We have identified the following general criteria and guidelines that we believe are important in evaluating target businesses. We will use these criteria and guidelines in evaluating business combination opportunities, though we may decide to enter into our initial business combination with a target business that does not meet some or all of these criteria and guidelines, if we believe such target business has the potential to create significant stockholder value.

•	Established companies with proven track records. We will target established companies with strong historical financial performance and focus on companies with a record of strong operating and financial results.

•	Companies with hidden value and/or underappreciated upside potential. We will capitalize on our management team’s experience to identify investment opportunities with high intrinsic value that are positioned to take advantage of future industry developments.

•	Strong and sustainable market fundamentals. We will seek established companies competing in industry sub-sectors and markets with strong and sustainable fundamentals including robust growth prospects, improving supply-demand dynamics and favorable competitive landscape.

•	Strong competitive industry position. We will target a business combination with companies that are well positioned within their respective sectors of the energy, power and related industries, considering growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

•	Experienced management team. We will seek companies that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating excellent returns on invested capital. We expect that the industry expertise of our executive officers and directors may in some cases complement, but will not replace, the target’s management team. If deemed necessary, we will look to bolster the expertise of the acquired management through the hiring of additional personnel from our management team’s extensive network of industry contacts.

We have not established any other specific attributes (financial or otherwise) of target businesses. In evaluating a target business, our management may consider a variety of other factors, including one or more of the following:

•	financial condition and results of operations;

•	cost structure, including income and other taxes;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products and services;

•	existing distribution and the potential for expansion;

•	degree of current or potential market acceptance of the products and services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment within which the target business operates;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•	macro competitive dynamics in the industry within which the target business competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, review of relevant reserve or resource reports, legal and accounting due diligence, limited title review, inspection of facilities, calls with vendors and customers, as well as a review of financial and other information which will be made available to us. We have not, nor has anyone on our behalf, contacted or entertained inquiries from any target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable target business combination candidate.

Our Competitive Strengths

We believe we have the following competitive strengths:

Significant Industry Expertise and Proven Ability to Identify Industry Drivers and Developments/Trends

Members of our management team have developed, constructed, operated and/or raised financing for 18 transactions totaling over 15,000 megawatts of electric generating facilities worldwide. They have successfully identified industry growth sectors and opportunities in various geographic regions throughout the United States. Following are several examples:

•	Most recently, Messrs. Hubbard and Thurmond provided oversight services and arranged for all the capital required for the development, construction and operation of Quail Run Energy Center, a 550 MW natural gas-fired combined-cycle electric generating facility located in Odessa, Texas, and Colorado Bend Energy Center, a 550 MW natural gas-fired combined-cycle electric generating facility located in Wharton, Texas, collectively referred to as Navasota Holdings Texas Partners, L.P. (‘‘Navasota’’). Phase 1 construction of 275 MW at each site was completed in May 2007 with commercial operation in June 2007; phase 2 construction of an additional 275 MW at each site is expected to be complete before the summer of 2008.

•	As senior vice president of development, construction and acquisitions and chief financial officer of Panda Energy International, Inc. (‘‘Panda Energy’’), respectively, Messrs. Hubbard and Thurmond, developed, financed and constructed Gila River Power Station, a 2,200 MW gas-fired combined-cycle electric generating facility located in Gila Bend, Arizona, and Union Power Station, a 2,200 MW gas-fired combined-cycle electric generating facility located near El Dorado, Arkansas, collectively referred to currently as Entegra Power Group (‘‘Entegra’’). The facilities began commercial operations in 2003 and are two of the largest independent natural gas-fired power plants in the United States.

•	During their tenure at Panda Energy, Messrs. Hubbard and Thurmond developed, financed and constructed Texas Independent Energy (‘‘TIE’’), which consists of Guadalupe Power Plant, a 1,000 MW gas-fired combined-cycle electric generating facility located in Santa Clara, Texas, and Odessa Power Plant, a 1,000 MW gas-fired combined-cycle electric generating facility located in Odessa, Texas. Both facilities began commercial operations in 2001.

•	Mr. Hubbard served a key role as director of business development at North American Energy Services Company (‘‘NAES’’), a firm that is today considered one of the leading plant operations companies in the world, and negotiated multiple operations and maintenance contracts for various generating facilities during his tenure at NAES.

The past experience of our management team does not guarantee that we will be successful in consummating a business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to consummate a business combination outside of the control of such individuals. As a result, we cannot assure you that we will be able to consummate a business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the consummation of a business combination. In addition, members of our management team are not required to commit their full time, or any specific amount of time, to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect members of our management team to devote such amount of time as they reasonably believe is necessary to our business.

Proven Ability to Identify, Influence and Create Profitable Investments

Members of our management team have an average of over 20 years experience in the energy and power and securities investing businesses, and have demonstrated a consistent and proven ability to identify, diligence and close successful investment opportunities. As a team, they have invested over $2 billion in energy and power companies in more than 15 transactions over the past 4 years, investing in all types of asset and securities classes, including greenfield developments, distressed corporate securities and distressed assets. Through responsibilities as board members, advisors, and investors, each member of our management team has a proven track record of influencing and creating valuable investments in the energy, power and related industries:

•	In response to their perception of the direction of industry fundamentals, Messrs. Hubbard and Thurmond formed Willow Bend Capital Management, LLC (‘‘Willow Bend’’) in 2004, to work with hedge funds on evaluating investments in the power sector. From 2004-2007 Willow Bend’s clients invested in excess of $3 billion of capital in the debt and equity securities of independent power producers.

•	Mr. Nechamkin is a senior principal and head of trading of Satellite Asset Management, L.P. (‘‘Satellite’’), which, as of February 1, 2008, is a $6.9 billion institution operating in New York and (through a local subsidiary) in London that pursues a multi-strategy, event focused approach to investing that is driven by disciplined, bottom-up financial research. With over 25 years of experience investing in public and private situations, Mr. Nechamkin will be an important resource for the management team as it evaluates potential transaction opportunities.

Significant Operating and Management Experience

Members of our management team have significant experience in operating and managing companies in the energy, power and related industries. They have worked successfully as a team for a significant period of time and present a well balanced approach to rapidly identifying business opportunities.

•	Since, 1999, Messr’s Hubbard and Thurmond have worked together to develop, construct and operate eight power projects and raise over $4 billion in equity and debt financing for such projects.

•	Messrs. Hubbard and Thurmond have worked together with Mr. Nechamkin since 2003 and have successfully invested over $2 billion together in the energy, power and related industries.

Significant Knowledge of Special Purpose Acquisition Companies (‘‘SPACs’’)

Members of our team of professionals have significant experience investing in new and existing SPACs since 2004, investing over $500 million of capital in more than 90 publicly-traded SPACs. We believe that this experience with and keen understanding of investing in and evaluating SPACs and SPAC-sponsored acquisitions will allow us to structure an initial business combination that takes advantage of inherent benefits of the SPAC structure while navigating some of its limitations.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital than it would have as a privately-held company and an additional means of providing management incentives consistent with stockholders’ interests. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of $247,770,549, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Effecting our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in our initial business combination. While we have allocated substantially all of the net proceeds of this offering and the private placement of the sponsor’s warrants to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in our initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsor’s warrants will then be used to undertake additional business combinations or to pay obligations of the combined business or to fund the operations of the target business on a post-combination basis. We may engage in our initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and that wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time this offering is ready to be sold. We may seek to effect our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or entertained inquiries from any target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable business combination candidate.

Prior to completion of an initial business combination, we will seek waivers for the benefit of our public stockholders from all vendors, prospective target businesses or other entities with which we execute contracts for providing us with goods, services or financing. We refer to such parties as contracted parties or a contracted party. Such waivers will provide that the contracted party waives any right, title, interest or claim of any kind in or to any assets held in the trust account. If a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants who would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a contracted party refuses to execute such a waiver, then our sponsor will be obligated, by means of a direct payment to the trust account, to cover the amounts the trust account pays on account of the claims made by such contracted party against the trust account.

The obligation of our sponsor to make payments to the trust account in these circumstances is limited to claims against us by contracted parties who do not execute waivers and specifically excludes any claims by a contracted party who executes a waiver, even if such waiver is subsequently found to be invalid and unenforceable. In addition, an executed waiver is no guarantee that vendors, prospective target businesses or other entities will not bring claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. We could also be subject to claims from parties not in contract with us, such as a third party claiming tortious interference as a result of our initial business combination. As further assurance, the managing members of our sponsor have agreed to take such reasonable actions as may be necessary to enable our sponsor to comply with this obligation to us, including the contribution of additional capital to our sponsor, arranging for financing for our sponsor or a combination of the two. Based on representations made to us by our sponsor, we currently believe that our sponsor has substantial means and is capable of funding a shortfall in our trust account to satisfy its obligations in this respect, but we have not asked our sponsor for any security or funds for such an eventuality and we cannot assure you that our sponsor will be able to satisfy those obligations. These obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirements that our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is at least 80% of the amount held in the trust account (excluding the deferred underwriting discount of $10.0 million or $11.5 million if the underwriters’ over-allotment is exercised in full), we will have virtually unrestricted flexibility in identifying and selecting one or more target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses candidates

We anticipate that target business candidates could be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our executive officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities as a result of the track record and business relationships of our management team. Members of our management team have not undertaken any review of potential acquisition opportunities that possess the criteria under which we may pursue an initial business combination, and, accordingly, they have no potential acquisition candidates that they intend to, or have any obligation to, direct to us later. Members of our management team will not undertake any review or search for a potential acquisition candidate until after the closing of the offering. Thus, their only material knowledge regarding our future activities is the general knowledge they currently possess regarding the energy, power and related sectors, which includes publicly-announced acquisitions of companies in those sectors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing executive officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). Also, we will not enter into an initial business combination with any entity that is affiliated with our executive officers, directors or initial stockholders, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals or entities, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of FINRA, reasonably acceptable to the representative, and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. The investment bank rendering such opinion may or may not agree to address any such opinion directly to our stockholders or otherwise permit them to rely directly on such opinion. While we will consider whether such an opinion may be relied on directly by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to our choice of an investment bank to render such opinion are expected to include: reputation of the independent investment bank, specifically their knowledge of the particular industry of our proposed target business, timing and cost.

Selection of a target business and structuring of our initial business combination

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. This may be accomplished by acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of our initial business combination, an ultimate parent company that may be formed) after our business combination. We have no specific business combination under consideration and we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a target business with which a business combination is not ultimately completed will result in us incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (excluding the deferred underwriting discount). This may be accomplished by identifying and effecting a business combination with a single business or by identifying and contemporaneously effecting a business combination with multiple operating businesses, which may or may not be related. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of our initial business combination, the balance of our total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. The willingness of an investment banking firm to provide for such reliance directly by the stockholders acquiring units in this offering would be a factor considered by us in selecting an independent investment banking firm. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, whether or not stockholders are entitled to rely on the opinion. Accordingly, the willingness of an independent investment banking firm to allow stockholders to rely on their opinion will not be a condition or a necessary requirement to our selection of any such firm.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion, or unless the target business is affiliated with any of our sponsor, executive officers or directors or their affiliates, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently executive officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to effect a business combination with more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that, for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments affecting the energy, power and related industries or other particular industry in which we operate after our initial business combination.

If we determine to effect business combinations simultaneously with several businesses and such businesses are owned by different sellers, we will need for each of the targets to agree that their business combination is contingent on the simultaneous closings of the other business combinations. We could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations if there are multiple sellers, and the additional risks associated with the subsequent assimilation of the operations and services or products of the companies in a single operating business.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to effect additional business combinations following our initial business combination.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Prior to the completion of our initial business combination, we will submit a business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our initial business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be effective only if such business combination is approved. We will only consummate our initial business combination if (i) the business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights. Our use of a 30% threshold rather than the 20% threshold that is used by many other similar companies may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours.

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their founders’ common stock underlying their founders’ units (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our initial stockholders and executive officers have agreed that they will vote any shares of our common stock they purchase in the open market in, or after, this offering, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus any additional purchases of our common stock by our initial stockholders or executive officers would likely allow them to exert addition influence over the approval of our initial business combination.

Extension of time to complete a business combination to up to 30 months

We have a period of 24 months from the date of this prospectus within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by up to an additional 6 months to avoid being required to liquidate. If the extended date is approved by a majority of the outstanding shares of common stock at a duly held stockholders meeting, we would have a total of up to 30 months from the consummation of this offering to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If a majority of the outstanding shares of common stock at a duly held stockholders meeting vote against the proposed extension, or if holders of 30% or more of the outstanding shares of our common stock both vote against the proposed extension and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or the open market). Subject to the foregoing, approval of any extension will require the affirmative vote of the majority of the outstanding shares of common stock cast at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for any proposed extension, our initial stockholders have agreed to vote all shares of their founders’ common stock in accordance with the vote of the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose (and therefore they will have no conversion rights with respect to such shares).

If the majority of the outstanding shares of common stock at the special or annual meeting called for the purpose of approving such extension period vote in favor of such extension period and less than 30% of the outstanding shares of common stock are voted against the proposed extension period and elect to convert their shares, we will then have an additional period of up to 6 months in which to complete the initial business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with a business combination only if (i) the business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must complete our initial business combination

Public stockholders who exercise their conversion rights and vote against our initial business combination or an extension of the time period within which we must complete our initial business combination will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of the deferred underwriting discount and including interest earned on their pro rata share of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $3.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our initial business combination with respect to all shares owned by him or his affiliates. Public stockholders voting against the business combination or the extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable upon consummation of a business combination or approval of the extension period, as the case may be, and will continue to have the right to exercise any warrants they own.

The actual per-share conversion price in each case will be equal to the aggregate amount then on deposit in the trust account, before payment of the deferred underwriting discount and including accrued interest, net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed business combination or approval of the extension period), divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must complete our initial business combination). The initial per-share conversion price would be $9.91 (or approximately $9.88 if the underwriters’ over-allotment option is exercised in full), or $0.09 less than the per-unit offering price of $10.00 (approximately $0.12 less if the underwriters’ over-allotment is exercised in full). Our initial stockholders have agreed to vote their shares of founders’ common stock underlying the founders’ units in the same manner as the majority of the votes cast by our public stockholders at the special or annual meeting called for the purpose of approving our initial business combination or approving an extension of time within which we must complete our initial business combination, and to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination or an extension period, and therefore will have no right to cause us to convert any shares owned by them in connection with our initial business combination.

An eligible public stockholder may request conversion at any time after the mailing to our public stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension period, but the request will not be granted unless the public stockholder votes against the business combination or the extension period and the business combination or the extension period is approved and, in the case of the initial business combination, consummated. If a public stockholder votes against the business combination or the extension period but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted to its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a public stockholder delivers its shares for conversion as described below and subsequently decides prior to the meeting not to elect conversion, it may simply request that the transfer agent return the shares (physically or electronically). The funds to be distributed to stockholders who elect conversion will be distributed as promptly as practicable after the consummation of the business combination or the approval of the extension period. Public stockholders who cause us to convert their stock into their share of the trust account will still have the right to exercise any warrants that they hold. We will not consummate our proposed initial business combination or approve the extended period if public stockholders owning more than 30% (minus one share) of the shares sold in this offering, on a cumulative basis, both vote against and exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that the holders of an aggregate of 30% (minus one share) of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could cause us to convert their common stock for their pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated.

We intend to require public stockholders who wish to exercise conversion rights to tender their share certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to our initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in ‘‘street name,’’ stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. No later than the day prior to the stockholder meeting, the written instructions stating that the public stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the public stockholder has held the shares since the record date and, in the case of the initial business combination, will continue to hold them through the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a public stockholder tenders its shares and decides prior to the stockholder meeting that it does not want to convert its shares, the public stockholder may withdraw the tender up to the date of the applicable meeting. In the event that a public stockholder tenders shares in connection with the vote on the business combination or the extension period and our business combination or the extension period is not approved and, in the case of the initial business combination, consummated, these shares will not be converted into cash and the physical certificate representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $[45] and it would be up to the broker whether or not to pass this cost on to the converting holder. Accordingly, if a stockholder holds only a few shares of common stock, this fee may make seeking conversion less beneficial to such stockholder than selling his shares in the open market depending on the then current trading price of our common stock. The fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination or an extension period is ultimately rejected and we are unable to complete a business combination within the required time period, such fee would have been incurred unnecessarily.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such public stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the public stockholder then had an ‘‘option window’’ after the consummation of the business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which public stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or the extension period is approved.

The proxy solicitation materials that we will furnish to public stockholders in connection with the vote for any proposed initial business combination or an extension period will indicate whether we are requiring public stockholders to satisfy such certification and delivery requirements. As discussed above, a public stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the initial business combination or the extension period to deliver its shares if it wishes to seek to exercise its conversion rights. The delivery process is within the public stockholder’s control and, whether it is a record holder or its shares are held in ‘‘street name,’’ should be able to be accomplished by the public stockholder by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, on a cumulative basis, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration, or we may need to arrange for third party financing, if available.

The initial per share conversion price is $9.91 per share (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on funds in the trust account. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

We will not consummate a business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, exercise their conversion rights. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours.

If a vote on our initial business combination is held and our initial business combination is not approved, we may continue to try to consummate our initial business combination with a different target until 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus.

Liquidation if no business combination

If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claims and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to execute agreements with all vendors and service providers that we engage and target businesses with which we negotiate, in which they will waive any right, title, interest or claim of any kind they may have in or to any assets held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that, even if such third parties entered into such waiver agreements with us, they would not challenge the enforceability of these waivers and bring claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.91 (or $9.88 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties, but only if such contracted party does not execute a waiver. As further assurance, the managing members of our sponsor have agreed to take such reasonable actions as may be necessary to enable our sponsor to comply with this obligation to us, including the contribution of additional capital to our sponsor, arranging for financing for our sponsor or a combination of the two. See ‘‘Effecting our Initial Business Combination – General’’ above.

We will promptly notify the account agent to begin liquidating the trust’s assets and anticipate it will take no more than ten business days to effectuate such distribution. The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate our initial business combination within the required time period, and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock underlying their founders’ units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from interest income of up to $3.0 million, net of taxes, earned on the trust account balance. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we are unable to consummate an initial business combination and we have expended all of the net proceeds of this offering and the private placements described herein, other than the proceeds which were deposited in the trust account, we expect that the initial per-share liquidation price (without taking into account any interest earned on the trust account) will be $9.91 (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full), or $0.09 less than the per-unit offering price of $10.00 (approximately $0.12 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.91 (or approximately $9.88 per share if the underwriters’ over-allotment option is exercised in full).

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, including all contingent, conditional, or unmatured contractual claims known to us, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.91 (or $9.88 per share if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses and, as discussed above, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon our initial business combination or an extension of the time period within which we must complete an initial business combination, as described in this prospectus, which the stockholder voted against and duly exercised their conversion rights and which is approved and, in the case of the initial business combination, consummated. In no other circumstances will a public stockholder have any right to or interest of any kind in the trust account.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon closing of this offering, $247,770,549, or $284,145,549 if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the sponsor’s warrants and $10.0 million in deferred underwriting discount or $11.5 million if the underwriters’ over-allotment option is exercised in full) will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•	public stockholders who exercise their conversion rights and vote against our initial business combination or our extension period may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account if the business combination or the extension period is approved and, in the case of the business combination, is also consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding the deferred underwriting discount of $10.0 million or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering on a business combination or on the extension of the time period within which we must consummate an initial business combination;

•	we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights; and

•	if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to complete our initial business combination, which will require approval of the majority of the outstanding shares of common stock.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discount and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$247,770,549, which is composed of the net proceeds of this offering, the $6.0 million proceeds from the sale of the sponsor’s warrants and $10.0 million in deferred underwriting discount (assuming that the underwriters’ over-allotment option is not exercised), will be deposited into a trust account maintained by The Bank of New York, as account agent.	Approximately $229,432,500 million of the proceeds of this offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The proceeds placed in trust will be invested only in ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in ‘‘government securities’’ having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and (ii) up to $3.0 million that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	The initial target business with which we effect our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration or termination of the underwriter’s over-allotment option and its exercise in full, subject to our having filed a Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or 12 months from the date of this prospectus and accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. Further, each public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.	A prospectus containing information pertaining to the business combination required by the Securities and Exchange Commission would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
As promptly as practicable after such a termination the account agent will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds	Except for up to $3.0 million of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the proceeds held in the trust account will not be released to us until the closing of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to repurchase for cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our obligation to convert into cash up to 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, held by our public stockholders who both vote against the business combination or the extension period and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred underwriting discount of $10.0 million, or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 623 Fifth Avenue, 19th Floor, New York, New York 10022. The cost for this space is included in the $10,000 per month fee described above that our sponsor charges us for office space, secretarial and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We intend to register our units, common stock and warrants under the Exchange Act, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles and obtain such an audit. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Gabriel S. Nechamkin	50	Chairman
Garry N. Hubbard	52	Chief Executive Officer, President, Director
Jerry D. Thurmond.	56	Chief Financial Officer, Secretary
Michael Childers	47	Director Nominee
David E. Constable	46	Director Nominee
Jerry R. Repass	64	Director Nominee

Gabriel S. Nechamkin has been our chairman of the board since our inception. Mr. Nechamkin has over 25 years of investment experience. He is a senior principal and head of trading of Satellite Asset Management, L.P. (‘‘Satellite’’) and has been with Satellite since its formation in 1999. From 1988 to 1999, he was managing director and head of trading for the arbitrage, high yield and distressed securities department at Soros Fund Management LLC. Prior to joining Soros Fund Management LLC, Mr. Nechamkin was the director of arbitrage trading at Plaza Securities Company and, before that, he was a vice president at Drexel Burnham Lambert. Mr. Nechamkin holds a B.A. in Economics from the University of Rochester.

Garry N. Hubbard has been our chief executive officer and one of our directors since our inception, and our president since February 25, 2008. Mr. Hubbard has spent over 29 years in the power generation and energy business. In 2004, he co-founded Willow Bend Capital Management, LLC (‘‘Willow Bend’’) to work with hedge funds on evaluating investments in the power sector. From 1999 to December 2003, he was senior vice president of development, construction and acquisitions at Panda Energy International, Inc. (‘‘Panda Energy’’), where he developed and financed over 9,000 megawatts (‘‘MWs’’) of merchant power projects in the United States. While at Panda Energy, he also led the construction and engineering group and oversaw the construction and startup of over 4,000MWs of combined cycle power projects. Prior to joining Panda Energy, Mr. Hubbard served a key role as director of business development at North American Energy Services (‘‘NAES’’), a firm that is today considered one of the leading plant operation companies in the world. Mr. Hubbard has served since July 2006 on the board of directors of MACH Gen, LLC, an owner and operator of four power generating facilities with a total capacity of over 3,600 MWs in multiple geographic regions of the United States. Mr. Hubbard holds a B.A. in Mechanical Engineering from Southampton University in England.

Jerry D. Thurmond has been our chief financial officer since our inception and our secretary since April 30, 2008. Mr. Thurmond is a co-founder of Willow Bend and has spent over 20 years in the power generation and energy business. From 1997 to December 2003, he was the chief financial officer of Panda Energy. While at Panda Energy, Mr. Thurmond raised in excess of $4 billion in debt and equity for the development and construction of four merchant power plants. In addition, he negotiated the sale of six power stations to three different purchasers between 1999 and 2003. Prior to joining Panda Energy, Mr. Thurmond served as vice president of business development for various companies owned by the Nelson Bunker Hunt Trust Estate. These companies were involved in international oil and gas exploration and production, refining, mining and telecommunications. Mr. Thurmond has served since July 2007 on the board of directors of US Power Generating Company, an owner and operator of eight power generating facilities with a total capacity of over 5,000 MWs in the Northeastern United States. He also oversees the development budgets on behalf of the funding entities of Navasota Holdings Texas Partners, L.P. Mr. Thurmond holds a B.A. in Business Administration from the University of Texas at Arlington and is a Certified Public Accountant.

Michael Childers has agreed to serve as a director of our company and is expected to join our board prior to the closing of this offering. Mr. Childers has over 20 years of broad experience in the energy and power sectors. Mr. Childers is currently a private investor evaluating and investing in energy deals as individual for his own account. From July 2005 to November 2007, he was the chief executive officer of TXU Development Company, the generation development operation of TXU Corporation (‘‘TXU’’). Prior to TXU, from 2003 to 2005, he was an executive vice president at The Shaw Group, where he was in charge of merger and acquisition activity globally. At The Shaw Group, he also served as president of the Stone & Webster subsidiary. From 2000 to 2003, Mr. Childers was the president of Entergy Corporation’s unregulated businesses, where he reestablished the utility in the asset-acquisition, development and ownership business in the U.S. and international markets. He also reestablished Edison Mission Energy, a subsidiary of Edison International, in the North, Central and South American markets through the development and acquisition of energy facilities and the formation of a commodities trading organization. Mr. Childers holds a bachelor’s degree in business administration with a concentration in finance from the University of San Diego.

David E. Constable has agreed to serve as a director of our company and is expected to join our board prior to the closing of this offering. Mr. Constable has been with Fluor Corporation (‘‘Fluor’’) for over 25 years and has served as group president of power for Fluor since October 2005, where he is responsible for the company’s activities in the global fossil fueled and nuclear generation industries. He also has executive oversight responsibility for Fluor’s Global Sales and Marketing group and is a member of Fluor’s Executive Development Board, Compliance & Ethics Committee and sits on the Board of Trustees of the Fluor Foundation. From November 2004 to September 2005, he served as senior vice president of sales for Fluor’s Energy & Chemicals group, supporting clients in the oil, gas, power and chemicals industries. During his tenure with Fluor, Mr. Constable has had management roles in both operations and sales in Canada, the United States, South America and Europe and served as president of Fluor’s Operations & Maintenance business line and the Telecommunications business line from March 2002 to October 2004. He has also held the positions of vice president of Fluor’s Europe, Africa & Middle East region, executive director for the hydrocarbon industry in North America and the mining industry in South America. Mr. Constable is a member of the American Petroleum Institute, the Institute of Petroleum, the United States Energy Association and sits on the board of the U.S.-China Business Council. Mr. Constable graduated from the University of Alberta with a degree in civil engineering and is a registered professional engineer. He is a graduate of Thunderbird University’s International Management Program and Wharton Business School’s Advanced Management Program.

Jerry R. Repass has agreed to serve as a director of our company and is expected to join our board prior to the closing of this offering. Until April 2007, Mr. Repass served as vice president and general manager of Worldwide Manufacturing Support for Eastman Chemical Company (‘‘Eastman’’). Mr. Repass began his career with Eastman in 1965 as a chemical engineer. During his 42-year career, he has served in almost all areas of manufacturing, from department and division superintendent to vice president of Tennessee Eastman Division. In 1998, he was named vice president, Eastman Chemical Latin America, Inc., and later, vice president of Worldwide Operations Support, Eastman Chemical Company. In 1999, Mr. Repass was named vice president and general manager, Tennessee Operations, and in 2006, he was named vice president and general manager of Worldwide Manufacturing Support and was responsible for Eastman’s Tennessee and Texas Operations. He has served on the United Way of Greater Kingsport cabinet and the Board of Advisors for the College of Engineering for the University of Tennessee. He currently serves as a commissioner for the Tri-Cities Regional Airport. Mr. Repass received a bachelor of science degree in chemical engineering in 1965 and his master’s in engineering administration in 1972, both from the University of Tennessee, Knoxville.

Number and Terms of Office of Directors and Executive Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of [            ], will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of [            ] and [            ], will expire at the second

annual meeting of stockholders. The term of office of the third class of directors, consisting of [            ] and [            ], will expire at the third annual meeting of stockholders.

Our executive officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our executive officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our executive officers and directors have extensive experience in consummating transactions and operating businesses. These individuals will play a key role in identifying and evaluating acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating our initial business combination.

Executive Officer and Director Compensation

None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination or our liquidation, we will pay our sponsor, a total of $10,000 per month for office space, secretarial and administrative services. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide Mr. Nechamkin, our chairman of the board, compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a initial business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Michael Childers, David E. Constable and Jerry R. Repass, who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into our initial business combination with an entity which is affiliated with any of our executive officers, directors, or sponsor, unless we have obtained an opinion from an independent investment banking firm, which is a member of FINRA, reasonably acceptable to the representative, and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. The investment bank rendering such opinion may or may not agree to address any such opinion directly to our stockholders or otherwise permit them to rely directly on such opinion. While we will consider whether such an opinion may be relied on directly by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to our choice of an investment bank to render such opinion are expected to include, among others: reputation of the independent investment bank, specifically their knowledge of the particular industry of our proposed target business, timing and cost.

Nomination of Director Candidates

The American Stock Exchange requires that nominees for election to our board must be either selected, or recommended for our full board’s selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the American Stock Exchange requires that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

We have not established a nominating committee or adopted a nominating committee charter. A majority of our independent directors shall select, or recommend to our full board for selection, all nominees for election to our board. Our independent directors will recruit, review and nominate candidates for election to our board, review candidates for election to our board proposed by our stockholders and conduct appropriate inquiries into the background and qualifications of any such candidates. Our board has adopted resolutions addressing the role of our independent directors in the director nomination process and our policy with regards to the consideration of director candidates proposed by our stockholders. Candidates for election to our board will be reviewed by our independent directors in the context of the current composition of our board, our current operating requirements and the long-term interests of our stockholders. In conducting this assessment, our independent directors will consider and evaluate each candidate for election to our board based upon an assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an ‘‘audit committee financial expert,’’ as defined by the Securities and Exchange Commission;

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	Whether the candidate has knowledge of our company and issues affecting us;

•	Whether the candidate is committed to enhancing stockholder value;

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	Whether the candidate is able to develop a good working relationship with other board members and contribute to our board’s working relationship with our senior management.

Audit Committee

Immediately following the closing of this offering, we will establish an audit committee of our board of directors, which will consist of Michael Childers, David E. Constable and Jerry R. Repass, each of whom our board of directors has determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, our critical accounting policies and practices, all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving all payments, including reimbursement of expenses, over $10,000 paid to our management team in identifying potential target businesses.

Prior to our completion of an initial business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

There will be no fees or other cash payments paid to our existing stockholders, executive officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	a payment of an aggregate of $10,000 per month to our sponsor, an affiliate of Mr. Nechamkin, our chairman of the board, for office space, secretarial and administrative services;

•	repayment of a non-interest bearing loan totalling $25,000 in the aggregate made to us by Gabriel S. Nechamkin, our chairman of the board, to cover offering-related expenses; and

•	reimbursements for any out-of-pocket expenses incurred in connection with actions on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Michael Childers satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the Securities and Exchange Commission.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our executive officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and our sponsor has agreed, until the earliest of a business combination, 24 months from the date of this prospectus or such time as he ceases to be an executive officer or, in the case of the sponsor, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting securities of the target company) in a company that is not publicly traded on a stock exchange or over-the-counter market and that has an enterprise value in excess of $200 million, subject to fiduciary duties owed by our officers as directors on the boards of directors of companies on which they serve, which are identified in their biographies appearing under ‘‘Management—Directors and Executive officers’’.

None of our directors and executive officers have previously been involved in blank check companies, nor are any currently involved in other blank check companies. However, each of our principals may become involved with subsequent blank check companies similar to our company, although they have agreed in writing not to participate in the formation of, or become an officer or director of, any other blank check company until the closing of this offering. In addition, our executive officers and directors have agreed not to become involved with any blank check company that will seek to effect a business combination with a company in the energy, power and related industries, until we have entered into a definitive agreement regarding our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our executive officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see ‘‘—Directors and Executive officers.’’

•	Our initial stockholders have purchased founders’ units prior to the date of this prospectus and our sponsor will purchase sponsor’s warrants in a transaction that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the proceeds of the sale of the sponsor’s warrants will become part of the distribution of the trust account to our public stockholders and the sponsor’s warrants will expire worthless. Additionally, our initial stockholders may not participate in any liquidation distribution with respect to the founders’ common stock underlying the founders’ units if our initial business combination does not occur and our corporate existence terminates. With certain limited exceptions, the founders’ units and sponsor’s warrants (including the underlying securities) will not be transferable, assignable or salable by our initial stockholders and the sponsor, as applicable, until 12 months with respect to the founders’ units and until 90 days with respect to the sponsor’s warrants after completion of our initial business combination.

•	In the event we dissolve and liquidate because we fail to complete a business combination, the shares and warrants owned by our initial stockholders will be worthless, resulting in potentially significant losses to them. Our initial stockholders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, and the conflict of interest will increase as we approach the 24th month or 30th month, as applicable, following the consummation of this offering and have not consummated a business combination.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

To minimize potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with our executive officers, directors or initial stockholders, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals or entities, (ii) an entity in which such individuals or their affiliates are currently passive investors, (iii) an entity in which such individuals or their affiliates are currently officers or directors, or (iv) an entity in which such individuals or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained an opinion from an independent investment banking firm which is a member of FINRA, reasonably acceptable to the representative and the approval of a majority of our independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. The investment bank rendering such opinion may or may not agree to address any such opinion directly to our stockholders or otherwise permit them to rely directly on such opinion. While we will consider whether such an opinion may be relied on directly by our stockholders, it will not be dispositive as to which investment bank we seek a fairness opinion from. Other factors contributing to our choice of an investment bank to render such opinion are expected to include, among others: reputation of the independent investment bank, specifically their knowledge of the particular industry of our proposed target business, timing and cost. Furthermore, in no event will our sponsor or any of our existing executive officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

In general, executive officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and our sponsor has agreed, until the earliest of a business combination, 24 months from the date of this prospectus or such time as he ceases to be an executive officer or, in the case of the sponsor, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting securities of the target company) in a company that is not publicly traded on a stock exchange or over-the-counter market and that has an enterprise value in excess of $200 million, subject to fiduciary duties owed by our officers as directors on the boards of directors of companies on which they serve, which are identified in their biographies appearing under ‘‘Management – Directors and Executive officers’’.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above- listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our initial stockholders have agreed to vote the shares of founders’ common stock underlying the founders’ units owned by them (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of any extension period and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination or any extension period.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our amended and restated certificate of incorporation provides that our directors and executive officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our executive officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any executive officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and executive officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and executive officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and executive officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and executive officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor’s warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Before Offering	After Offering(2)
Orbit Holdings, LLC(3) (our sponsor)	7,101,250	98.8%	19.8%
Gabriel S. Nechamkin(3)	7,101,250	98.8%	19.8%
Lief D. Rosenblatt(3)	7,101,250	98.8%	19.8%
Mark D. Sonnino(3)	7,101,250	98.8%	19.8%
Michael Childers	28,750	0.4%	0.08%
David E. Constable	28,750	0.4%	0.08%
Jerry R. Repass	28,750	0.4%	0.08%
All 5% owners, directors and executive officers as a group (3 individuals and 1 entity)	7,187,500	100%	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Orbit Acquisition Corp., 623 Fifth Avenue, 19th Floor, New York, New York 10022.
(2)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of an aggregate of up to 937,500 founders’ units held by our initial stockholders.
(3)	Gabriel S. Nechamkin, our chairman of the board, Lief D. Rosenblatt and Mark D. Sonnino are the managing members of Orbit Holdings, LLC, our sponsor, and may be considered to have beneficial ownership of our sponsor’s interests in us. Messrs. Nechamkin, Rosenblatt and Sonnino each disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

On December 27, 2007 our sponsor purchased 7,187,500 founders’ units for an aggregate purchase price of $25,000, or approximately $0.003 per unit. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of up to 937,500 founders’ units held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of units necessary to maintain our initial stockholder’s 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, sponsor’s warrants to purchase 6,000,000 shares of our common stock. Our sponsor is obligated to purchase such sponsor’s warrants from us simultaneously with the closing of this offering. The sponsor’s warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the proceeds of the sale of the sponsor’s warrants will become part of the distribution of the trust account to our public stockholders and the sponsor’s warrants will expire worthless. The sponsor’s warrants are subject to the transfer restrictions described below. The sponsor’s warrants will not be redeemable by us as long as they are held by our sponsor or any of its permitted transferees. If the sponsor’s warrants are held by holders other than the sponsor or any of its permitted transferees, the sponsor’s warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor’s warrants may also be exercised by the sponsor or any of its permitted transferees on a cashless basis. In addition, after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Transfers of Securities by our Initial Stockholders and our Sponsor

The founders’ units, founders’ common stock, founders’ warrants, sponsor’s warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the sponsor’s warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders and our executive officers and directors. Those lockup provisions provide that such securities are not transferable or salable until 12 months after the completion of our initial business combination in the case of the founders’ units, founders’ common stock and founders’ warrants and 90 days after the completion of our initial business combination in the case of the sponsor’s warrants, except (i) to our executive officers or directors, any affiliates or family members of any of our executive officers or directors, any affiliates of our sponsor, including the present and any former members of our sponsor, (ii) in the case of an initial stockholder (other than our sponsor), by gift to a member of the initial stockholder’s immediate family or to a trust, the beneficiary of which is a member of the initial stockholder’s immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder (other than our sponsor) by virtue of the laws of descent and distribution upon death of the initial stockholder (other than our sponsor), (iv) with respect to our sponsor by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (v) in the case of an initial stockholder (other than our sponsor) pursuant to a qualified domestic relations order; (vi) in the event of our liquidation prior to our completion of our initial business combination or (vii) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

In addition, in connection with the vote required to approve an initial business combination or any extension period, our initial stockholders have agreed to vote the shares of founders’ common stock underlying the founders’ units owned by them (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of the extension period and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Registration Rights

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ common stock, founders’ warrants, sponsor’s warrants and underlying shares. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of at least 25% of the then-outstanding securities held by them may require us to register the resale of at least 15% of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered. We will bear the expenses incurred in connection with filing any such registration statement. These stockholders, in certain instances, will be entitled to make up to three demands that we register such securities for resale on a registration statement filed under the Securities Act. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by us.

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsor’s warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the sponsor’s warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available. We will not be required to settle any warrant exercise by cash, whether by net exercise or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 27, 2007, we issued an aggregate of 7,187,500 founders’ units to our sponsor for a purchase price of $25,000 in cash, or approximately $0.003 per unit. Our determination of the purchase price of the founders’ units was based on the terms of such units, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, we had no assets or operating history. In addition, we looked at the price of the founders’ units of other similarly structured blank check companies in making such determination. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of up to 937,500 founders’ units in proportion to the portion of the over-allotment option that was not exercised. If such units are forfeited, we would record the aggregate fair value of the units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited units and the price paid to us for such forfeited units (which would be an aggregate total of approximately $3,260 for all 937,500 units). Upon receipt, such forfeited units would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the size of this offering is increased or decreased, a stock dividend, reverse stock split or similar mechanism, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering. Assuming a 20% increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.03 (or $0.05 if the underwriters’ over-allotment option is exercised in full).

Our sponsor has also committed, pursuant to a written subscription agreement with us, to purchase 6,000,000 warrants at $1.00 per warrant, which we refer to as sponsor’s warrants, from us in a private placement to take place simultaneously with the closing of this offering. The purchase price of the private placement warrants has been determined to be the fair value of such warrants as of the subscription date. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the private placement warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R). Each sponsor warrant entitles the holder to purchase one share of our common stock. If we do not consummate our initial business combination, then the $6.0 million purchase price of the sponsor’s warrants will become part of the liquidating distribution to our public stockholders and the sponsor’s warrants will expire worthless. The sponsor’s warrants will not be transferable or salable by the purchasers (except (i) to our executive officers or directors, any affiliates or family members of any of our executive officers or directors, any affiliates of our sponsor, including the present and any former members of our sponsor, (ii) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of the sponsor or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of any holder, (iv) by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (v) pursuant to a qualified domestic relations order; (vi) in the event of our liquidation prior to our completion of our initial business combination or (vii) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions) until 90 days after we complete our initial business combination, they will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsor or any of its permitted transferees. In addition, after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers and our sponsor has agreed, until the earliest of a business combination, 24 months from the date of this prospectus or such time as he ceases to be an executive officer or, in the case of the sponsor, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting securities of the target company) in a company that is not publicly traded on a stock exchange or over-the-counter market and that has an enterprise value in excess of $200 million, subject to fiduciary duties owed by our officers as directors on the boards of directors of companies on which they serve, which are identified in their biographies appearing under ‘‘Management – Directors and Executive Officers’’.

Orbit Holdings, LLC, our sponsor, has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space, secretarial and administrative services, as we may require from time to time. Gabriel S. Nechamkin, our chairman of the board, is a managing member of our sponsor. We have agreed to pay our sponsor $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nechamkin compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Gabriel S. Nechamkin, our chairman of the board, has loaned to us an aggregate of $25,000 for payment of offering expenses. This loan will be payable without interest on the earlier of March 1, 2009 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering used to cover offering expenses.

Other than the $10,000 per-month fee paid to our sponsor and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, executive officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the interest income of up to $3.0 million on the balance in the trust account (net of taxes), such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all individual disbursements above $10,000 made to our executive officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the rime of this determination in a Current Report on Form 8-K, as required by the Securities and Exchange Commission.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We will enter into a registration rights agreement with respect to the founders’ units and sponsor’s warrants, which is described under the heading ‘‘Principal Stockholders – Registration Rights.’’

Our initial stockholders are our ‘‘promoters’’ as that term is defined under federal securities laws.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 7,187,500 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the underwriters’ over-allotment option, if the underwriters’ over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised after our initial filing of a Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Founders’ Units

On December 27, 2007, our sponsor purchased an aggregate of 7,187,500 founders’ units for a purchase price of $25,000. Our sponsor has transferred an aggregate of 86,250 shares of founders’ common stock to Michael Childers, David E. Constable and Jerry R. Repass, each of whom has agreed to serve on our board of directors upon the closing of this offering. This includes up to an aggregate of 937,500 founders’ units that are subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised by the underwriters. The initial stockholders will be required to forfeit only a number of founders’ units necessary to maintain their collective 20% ownership interest in our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. Each founders’ unit consists of one share of founders’ common stock and one founders’ warrant. The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 937,500 founders’ units are subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised by the underwriters;

•	the founders’ common stock and founders’ warrants underlying the founders’ units are subject to certain transfer restrictions described below;

•	the founders’ warrants will become exercisable upon the later of (i) the date that is 12 months after the date of this prospectus or (ii) when the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the completion of our initial business combination, but in each case only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants may be exercised at the discretion of the holder for cash or on a cashless basis and will not be redeemable by us as long as they are held by our initial stockholders or any of their permitted transferees;

•	our initial stockholders have agreed to vote the founders’ common stock (i) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve our initial business combination and (b) in connection with the vote required to approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, and (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;

•	our initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed not to sell or otherwise transfer (except to permitted transferees as described in this prospectus under the heading ‘‘Principal Stockholders,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions) any of the founders’ units and underlying securities until 12 months after the date of the completion of our initial business combination or earlier if, subsequent to our business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the initial stockholders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed concurrently with the consummation of this offering as described in this prospectus.

Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.05 if the underwriters’ over-allotment option is exercised in full).

Common Stock

As of the date of this prospectus, there were 7,187,500 shares of our common stock outstanding, all of which were held of record by our sponsor and Michael Childers, David E. Constable and Jerry R. Repass, each of whom will be a member of our board of directors upon the closing of this offering. This includes an aggregate of up to 937,500 shares of common stock that are subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares immediately after this offering (assuming none of our initial stockholders purchase units in this offering). Upon closing of this offering, 31,250,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon closing of this offering, $247,770,549, or $284,145,549 if the underwriters’ over-allotment option is exercised in full (including $6.0 million from the sale of the sponsor’s warrants and $10.0 million in the deferred underwriting discount or $11.5 million if the underwriters’ over-allotment option is exercised in full) will be placed into the trust account;

•	we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•	public stockholders who exercise their conversion rights and vote against our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account if the business combination or the extension period is approved and, in the case of the business combination, is also consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding the deferred underwriting discount of $10.0 million or $11.5 million if the underwriters’ over-allotment option is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must complete our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the business combination and exercise their conversion rights; and

•	if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to complete our initial business combination, which will require approval of the majority of the outstanding shares of common stock.

If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event of our failure to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial stockholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), but only with respect to the founders’ common stock. Additionally, if we fail to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the sponsor’s warrants will also expire worthless.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or conversion provisions applicable to the common stock, except that eligible public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination or the extension period and the business combination or the extension period is approved and, in the case of the initial business combination, consummated. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founders’ Common Stock

Holders of the founders’ common stock have the same stockholder rights as public stockholders, except that holders of founders’ common stock (i) will not participate in the distribution of the trust account in the event we fail to complete a business combination, and (ii) are not entitled to conversion rights in the event of a business combination or extension of the time period to up to 30 months within which we must complete an initial business combination.

With certain limited exceptions, the shares of founders’ common stock are not transferable, assignable or salable until 12 months after the completion of our initial business combination (except to our executive officers and directors and other persons or entities affiliated with the sponsor, each of whom will be subject to the same transfer restrictions).

In connection with the vote required for consummating our initial business combination or the extension of the time period to up to 30 months within which we must complete an initial business combination, our initial stockholders will vote (i) the founders’ common stock underlying the founders’ units in accordance with the votes constituting the majority of the votes cast by our stockholders with respect to the vote on our initial business combination, and in accordance with the majority of our outstanding shares of common stock with respect to the vote on an extended period, (ii) any shares acquired in this offering or the after market in favor of our initial business combination or the extension period and (iii) all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence. Accordingly, our initial stockholders will not be able to exercise conversion rights with respect to the 7,187,000 shares of founders’ common stock underlying the founders’ units. In connection with the vote required for any business combination or the extension period, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our sponsor and other initial stockholders may vote all of their shares, whenever acquired, as they see fit.

In addition, our initial stockholders are entitled to registration rights with respect to the founders’ common stock under a registration rights agreement to be signed concurrently with the consummation of this offering.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available. The warrants purchased in this offering will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock on the American Stock Exchange equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We may not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that exercises his, her or its warrant thereafter to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In the event our management choose to require a ‘‘cashless exercise,’’ all exercising holders of warrants must pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the ‘‘fair market value’’ in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective transferees would still be entitled to exercise their sponsor’s warrants, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The warrants will be issued in registered form under a warrant agreement between The Bank of New York, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the issuance of our common stock underlying the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the issuance of our shares of common stock underlying the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the issuance of our common stock underlying the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the issuance of our common stock underlying the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the issuance of our common stock underlying the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our warrant agreement provides that the sponsor’s warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will become exercisable upon the later of (i) the date that is 12 months after the date of this prospectus or (ii) when the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the completion of our initial business combination, but in each case only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available, the founders’ warrants will be exercisable on a cashless basis, at the election of the holder, and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or any of their permitted transferees. The founders’ warrants are subject to the transfer restrictions that apply to the founders’ units. In addition, the founders’ warrants and underlying shares of common stock are entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering.

Sponsor’s Warrants

The sponsor’s warrants will not be transferable or salable by the purchasers (except (i) to our executive officers or directors, any affiliates or family members of any of our executive officers or directors, any affiliates of our sponsor, including the present and any former members of our sponsor, (ii) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of the sponsor or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of any holder, (iv) by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (v) pursuant to a qualified domestic relations order; (vi) in the event of our liquidation prior to our completion of our initial business combination or (vii) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions) until 90 days after we complete our initial business combination, they will be exercisable at the discretion of the holder for cash or on a cashless basis and will be non-redeemable by us, in each case, so long as they are held by the sponsor or their affiliates or other permitted transferees. In addition, after the consummation of our initial business combination, the sponsor’s warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

If holders of the sponsor’s warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis as long as they are held by our initial stockholders or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, our sponsor is entitled to registration rights with respect to the sponsor’s warrants under a registration rights agreement to be signed concurrently with the consummation of this offering. Management does not believe that the sale of the warrants to the sponsor will result in the recognition of stock-based compensation expense because the warrants are being sold at or below fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to our initial business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with a business combination may restrict or prohibit payment of dividends.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is The Bank of New York. We have agreed to indemnify The Bank of New York in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation and bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this initial public offering.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. ‘‘Whole Board’’ shall mean the total number of directors our board would have if there were no vacancies on the board.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering or if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of up to 937,500 shares held by our initial stockholders) we will have 31,250,000 shares of common stock outstanding. Of these shares, the 25,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the

Securities Act. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our initial stockholders will be able to sell the founders’ shares and sponsor’s warrants (and underlying shares of common stock) freely without registration one year after we have completed our initial business combination.

Registration rights

The securities held by the initial stockholders (and any shares of common stock issuable upon the exercise of any of the foregoing) will be entitled to registration rights pursuant to a registration rights agreement to be signed concurrently with the consummation of this offering. The holders of at least 25% of these securities are entitled to make up to three demands that we register at least 15% of such securities. The holders of at least 25% of these securities can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘OSW.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘OSW’’ and ‘‘OSW.WS,’’ respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	Stockholders equity of at least $4.0 million;

•	Total market capitalization of at least $50.0 million;

•	Aggregate market value of publicly held shares of at least $15.0 million;

•	Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this ‘‘Material U.S. Federal Tax Considerations’’ section only, the term ‘‘U.S. Person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. Person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person.

This discussion is only a summary of the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ below.

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends paid to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning before January 1, 2011, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. There is a possibility that the conversion rights with respect to the common stock, described above under ‘‘Proposed Business-Effecting a Business Combination-Conversion rights,’’ may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is a possibility that the conversion rights with respect to the common stock, described above under ‘‘Proposed Business- Effecting a Business Combination-Conversion rights,’’ may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the disposed of common stock. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior distributions treated as a return of capital, as described above. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning before January 1, 2011, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ above. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our common stock treated as held by the U.S. holder (including any common stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (ii) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us, or (iii) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock it actually owns, but also shares of our stock that it constructively owns. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which generally would include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If the redemption does not qualify as a sale under Section 302 of the Code by satisfying one of the tests described above, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders – Taxation of Distributions’’ above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in any remaining shares of our common stock, or, if it has no remaining common stock, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of our common stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our common stock is not publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such U.S. holders should consult with their own tax advisors in that regard.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period in our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is a non-recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as a non-recognition event, a U.S. holder’s holding period in the common stock would begin on the date following the date of exercise. In contrast, if the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which a U.S. holder would recognize gain or loss. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would begin on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’). Such gain or loss generally would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘U.S. real property holding corporation’’ (see ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold ten percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock or warrants, as applicable, at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the securities disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional 30 percent ‘‘branch profits tax’’. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a ten percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our ‘‘U.S. real property interests’’ equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders – Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders – Taxation of Distributions’’ and ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as a taxable exchange as described under ‘‘U.S. Holders – Exercise of a Warrant’’ above will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under ‘‘— Gain or loss on sale, exchange or other taxable disposition of common stock’’ above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

We intend to offer the units through the underwriters. J.P. Morgan Securities Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Underwriter	Number of Units
J.P. Morgan Securities Inc.
Total	25,000,000

The underwriters have agreed to purchase all of the units sold under the purchase agreement if any of these units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $          per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$250,000,000	$287,500,000
Underwriting discount(1)	$0.70	$17,500,000	$20,125,000
Proceeds, before expenses, to us	$9.30	$232,500,000	$267,375,000

(1)	Of the underwriting discount and commissions, $10,000,000, or $11,500,000 if the over-allotment option is exercised in full, is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination. At that time, the deferred underwriting discount will be released to the underwriters out of the balance held in the trust account.

The expenses of this offering, not including the underwriting discount, are estimated at $729,451 and are payable by us.

Over-allotment Option

We have granted an option to the underwriters to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional units proportionate to that underwriter’s initial amount reflected in the above table.

Restrictions on Sales of Securities

We have agreed that, until the consummation of a business combination, we will not issue or sell any shares of common stock or any options or other securities convertible into or exercisable or exchangeable for common stock, or any shares of preferred stock that participate in any manner in the trust fund or that vote as a class with the common stock on a business combination. The foregoing restriction does not apply to any securities sold in this offering, the sale of the sponsor’s warrants or the securities to be offered or sold in a business combination. However, if (1) during the last 17 days of the restricted period, we issue material news or a material event relating to us occurs or (2) before the expiration of the restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the restricted period, the restricted period will be extended for up to 18 days beginning on the issuance of the earnings release or the material news or the occurrence of the material event.

American Stock Exchange Listing

We have applied to have the units listed on the American Stock Exchange. If the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘OSW.U’’ on or promptly after the date of this prospectus. If the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘OSW’’ and ‘‘OSW.WS,’’ respectively. We cannot assure you that our securities will be approved for listing or, if approved, will continue to be listed, on the American Stock Exchange.

Determination of Offering Price

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the energy, power and related industries at attractive values;

•	our capital structure;

•	an assessment by our management of companies in the energy, power and related industries and our management’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover page of this prospectus, the representative may reduce that short position by purchasing units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the units to stabilize the price of the units to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representative may also impose a penalty bid on underwriters and selling group members. This means that if the representative purchases units in the open market to reduce the underwriters’ short position or to stabilize the price of such units, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor any of the underwriters makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters of this offering. Other than the electronic prospectus, the information on the websites of the underwriters is not part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make Internet distributions on the same basis as other allocations.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Cleary Gottlieb Steen & Hamilton LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements as of December 31, 2007 and for the period from December 13, 2007 (inception) to December 31, 2007, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the Financial Statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including the registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

Orbit Acquisition Corp.
(a Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Orbit Acquisition Corp.

In our opinion, the accompanying balance sheet and the related statements of operations, stockholder’s deficit, and cash flows present fairly, in all material respects, the financial position of Orbit Acquisition Corp. (a development stage company) (the ‘‘Company’’) at December 31, 2007, and the results of its operations and its cash flows for the period from December 13, 2007 (date of inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 23, 2008

ORBIT ACQUISITION CORP.
(a Development Stage Company)

BALANCE SHEET

December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$25,000
Noncurrent asset:
Deferred offering costs	88,280
Total assets	$113,280
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$123,280
Total current liabilities	123,280
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,187,500 shares issued and outstanding at December 31, 2007	719
Additional paid-in capital	24,281
Deficit accumulated during the development stage	(35,000)
Total stockholders’ deficit	(10,000)
Total liabilities and stockholders’ deficit	$113,280

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF OPERATIONS
Period from December 13, 2007 (inception) to December 31, 2007

Formation and operating costs	$35,000
Net loss	$(35,000)
Loss per common share:
Basic and diluted	—
Average common shares outstanding(1):
Basic and diluted	7,187,500

(1)	Average common shares outstanding is calculated based on the date of the initial issuance of shares and commencement of operations of the Company on December 13, 2007 through December 31, 2007.

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from December 13, 2007 (inception) to December 31, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Initial capital from founding stockholder for cash, December 28, 2007	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	$(35,000)	$(35,000)
Balance at December 31, 2007	7,187,500	719	24,281	$(35,000)	$(10,000)

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF CASH FLOWS
Period from December 13, 2007 (inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,000)
Change in operating assets and liabilities:
Accrued expenses	35,000
Net cash provided by operating activities	$—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of units	25,000
Net cash provided by financing activities	25,000
Increase in cash	25,000
Cash at beginning of period	—
Cash at end of period	$25,000
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accrued expenses	$88,280

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 —	ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

Orbit Acquisition Corp. (the ‘‘Company’’) is a newly organized blank check, development stage company formed on December 13, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.

At December 31, 2007, the Company had not commenced operations. All activity through December 31, 2007 relates to the Company’s formation or the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to realize its acquisition strategy is contingent upon obtaining adequate financial resources through a proposed public offering of the Company’s units (the ‘‘proposed offering’’), which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred commission) at the time of the signing of a definitive agreement in connection with an initial business combination. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the balance held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discount). In no event, however, will the Company acquire less than a controlling interest in a target business. The key factor in determining whether a controlling interest is acquired would be the acquisition of more than 50% of the voting equity interests of the target business.

The Company’s efforts in identifying prospective target businesses will be focused on an acquisition or acquisitions in the energy, power and related industries, but it may effect a business combination with a company outside these industries.

Net proceeds from the proposed offering, together with the proceeds from a simultaneous private placement of $6.0 million of the Company’s warrants to purchase common stock (the ‘‘sponsor’s warrants’’) to the Company’s founding stockholder, Orbit Holdings, LLC (the ‘‘sponsor’’), will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account are expected to include deferred underwriting discount. Upon consummation of an initial business combination, $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriters’ deferred discount will be paid to the underwriters from the funds held in the trust account. The interest income of up to $3.0 million earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses (which may include repayment of advances from the Company’s sponsor); provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $3.0 million of interest income.

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company’s initial stockholders (the sponsor and directors to whom a portion of the founders’ shares (as defined in Note 4 below) have been transferred) have agreed to vote the founders’ shares owned by them immediately before the proposed offering in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. ‘‘Public stockholders’’ is defined as the holders of common stock sold as part of the units in the proposed offering (as discussed in Note 3) or in the secondary market but only in respect of those securities so purchased in the proposed offering or in the secondary market. The Company will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the proposed business combination, a majority of the outstanding shares of common stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence, and public stockholders owning no more than 30% (minus one share) of the outstanding shares of common stock sold in the proposed offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which the Company must complete an initial business combination and the stockholder vote required to approve an initial business combination, both vote against the business combination and exercise their conversion rights. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of the proposed business combination, but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the initial business combination is approved and completed, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discount and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million on the trust account previously released to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company fails to consummate such business combination within 24 months after the date of the final prospectus relating to the proposed offering or within up to 30 months from the date of that prospectus in the event the Company’s corporate existence is extended by a vote of the majority of stockholders following the Company’s having entered into a definitive agreement for, but not yet consummating, its initial business combination, the Company’s amended and restated certificate of incorporation provides that the Company’s corporate existence will automatically cease 24 months (or up to 30 months in the event of a vote to extend the corporate existence as explained above) after the date of the final prospectus for the proposed offering except for the purpose of winding up its affairs and liquidating. The Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $3.0 million on the balance of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not consummate a business combination within 24 months (or up to 30 months in the event of a vote to extend the corporate existence as explained above) after the date of the final prospectus for the proposed offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a]    Cash and cash equivalents:

The Company considers highly liquid investments with remaining maturities of three months or less at time of purchase to be cash equivalents.

[b]    Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c]    Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d]    Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $12,250. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

[e]    Deferred offering costs:

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f]    Classification of warrants:

The founders’ warrants (as defined in Note 4) have been classified by the Company as equity in accordance with EITF 00-19: ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’’

[g]    New Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the accompanying financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for sale 25,000,000 units at $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial business combination, or (ii) 12 months from the date of the final prospectus for the proposed offering. The warrants expire four years from the date of the final prospectus for the proposed offering, unless earlier redeemed. The warrants (other than the founders’ or sponsor’s warrants held by the founders or the sponsor or their permitted transferees) will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock included in each unit. Holders of shares of common stock may exercise conversion rights if they vote against the Company’s initial business combination or an extension of the time period within which the Company must complete the initial business combination and the Company’s initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. An exercised conversion right will entitle a stockholder to convert their common stock into a pro rata share of the aggregate amount then in the trust account, before payment of the deferred underwriting discount and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $3.0 million of the interest income, net of taxes, on the trust account balance previously released to the Company to fund its working capital.

NOTE 4 — RELATED PARTY TRANSACTIONS

On December 27, 2007, the sponsor purchased 7,187,500 units (the ‘‘founders’ units’’) for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each founders’ unit consists of one share of the Company’s common stock (a ‘‘founders’ share’’), $.0001 par value, and one warrant to purchase one share of the Company’s common stock (a ‘‘founders’ warrant’’). This includes an aggregate of 937,500 founders’ units subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the Company’s initial stockholder will own 20% of the Company’s issued and outstanding common stock after the proposed offering (excluding any units that it may purchase in or after this offering).

The founders’ shares are identical to the shares of common stock included in the units being sold in the proposed offering, except that the Company’s initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares (i) in the same manner as the majority of shares cast by public stockholders (a) in connection with the vote required to approve the initial business combination and (b) in connection with the vote required to approve an extension of the Company’s corporate existence to up to 30 months from the date of the final prospectus for the proposed offering, and (ii) in favor of a proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if the Company fails to consummate an initial business combination.

The founders’ warrants and sponsor’s warrants are identical to the warrants included in the units being sold in the proposed offering, except that:

•	the founders’ warrants and sponsor’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable, at an exercise price of $7.50, upon the later of (i) the date that is 12 months after the date of the prospectus relating to the proposed offering or (ii) when the last sales price of the Company’s common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination, but in each case only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the proposed offering and a related current prospectus is available;

•	the founders’ warrants and sponsor’s warrants will not be redeemable by the Company so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants and sponsor’s warrants may be exercised by the initial stockholders or their permitted transferees for cash or on a cashless basis.

Founders’ units, founders’ shares and founders’ warrants will not be transferable, assignable or saleable until 12 months after the completion of the Company’s initial business combination or earlier if, subsequent to the Company’s initial business combination, (i) the last sales price of its common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after the Company’s initial business combination or (ii) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Sponsor’s warrants will not be transferable, assignable or saleable until 90 days after the completion of the Company’s initial business combination. In addition, certain transfers, including but not limited to, transfers to the Company’s executive officers or directors, any affiliates or family members of any of the Company’s executive officers or directors, any affiliates of the sponsor, including the present and any former members of the sponsor are also permitted in respect of the foregoing securities.

NOTE 5 — STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares. The holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

BALANCE SHEETS
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,451	$25,000
Noncurrent asset:
Deferred offering costs	407,628	88,280
Total assets	$412,079	$113,280
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$422,079	$123,280
Note payable to stockholder (Note 5)	25,000	—
Total current liabilities	447,079	123,280
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,187,500 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	719	719
Additional paid-in capital	24,281	24,281
Deficit accumulated during the development stage	(60,000)	(35,000)
Total stockholders’ deficit	(35,000)	(10,000)
Total liabilities and stockholders’ deficit	$412,079	$113,280

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF OPERATIONS
For the three months ended March 31, 2008
(Unaudited)

Formation and operating costs	$25,000
Net Loss	$(25,000)
Loss per common share:
Basic and diluted	—
Average common shares outstanding:
Basic and diluted	7,187,500

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Initial capital from founding stockholder for cash, December 28, 2007	7,187,500	$719	$24,281	$—	$25,000
Net loss for the period December 13, 2007 to December 31, 2007	—	—	—	(35,000)	$(35,000)
Balance at December 31, 2007	7,187,500	719	24,281	(35,000)	$(10,000)
Net loss for the three-months ended March 31, 2008				(25,000)	(25,000)
Balance at March 31, 2008	7,187,500	$719	$24,281	$(60,000)	$(35,000)

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

STATEMENT OF CASH FLOWS
For the three months ended March 31, 2008
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,000)
Change in operating assets and liabilities
Accrued expenses	25,000
Net cash provided by operating activities	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to stockholder	25,000
Payment of offering costs	(45,549)
Net cash used by financing activities	(20,549)
Decrease in cash	(20,549)
Cash at beginning of period	25,000
Cash at end of period	$4,451
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accrued expenses	$362,079

See accompanying notes to financial statements.

ORBIT ACQUISITION CORP.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — INTERIM FINANCIAL INFORMATION

These unaudited condensed financial statements as of March 31, 2008, including the results of operations and cash flows for the three months ended March 31, 2008 have been prepared in accordance with U.S. Generally Accepted Accounting Principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by U.S. Generally Accepted Accounting Principles for complete financial statements of Orbit Acquisition Corp. (the ‘‘Company’’). In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. Interim results are not necessarily indicative of the results that may be expected for the year.

These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the period ended December 31, 2007 included elsewhere in this Form S-1.

NOTE 2 —	ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

Orbit Acquisition Corp. is a newly organized blank check, development stage company formed on December 13, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.

At March 31, 2008, the Company had not commenced operations. All activity through March 31, 2008 relates to the Company’s formation or the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to realize its acquisition strategy is contingent upon obtaining adequate financial resources through a proposed public offering of the Company’s units (the ‘‘proposed offering’’), which is discussed in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred commission) at the time of the signing of a definitive agreement in connection with an initial business combination. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the balance held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discount). In no event, however, will the Company acquire less than a controlling interest in a target business. The key factor in determining whether a controlling interest is acquired would be the acquisition of more than 50% of the voting equity interests of the target business.

The Company’s efforts in identifying prospective target businesses will be focused on an acquisition or acquisitions in the energy, power and related industries, but it may effect a business combination with a company outside these industries.

Net proceeds from the proposed offering, together with the proceeds from a simultaneous private placement of $6.0 million of the Company’s warrants to purchase common stock (the ‘‘sponsor’s warrants’’) to the Company’s founding stockholder, Orbit Holdings, LLC (the ‘‘sponsor’’), will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account are expected to include deferred underwriting discount. Upon consummation of an initial business combination, $10.0 million (or $11.5 million if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriters’ deferred discount will be paid to the underwriters from the funds held in the trust account. The interest income of up to $3.0 million earned on the trust account balance that may be released to the Company (as discussed in Note 4) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses (which may include repayment of advances from the Company’s sponsor); provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $3.0 million of interest income.

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company’s initial stockholders (the sponsor and directors to whom a portion of the founders’ shares (as defined in Note 5 below) have been transferred) have agreed to vote the founders’ shares owned by them immediately before the proposed offering in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. ‘‘Public stockholders’’ is defined as the holders of common stock sold as part of the units in the proposed offering (as discussed in Note 4) or in the secondary market but only in respect of those securities so purchased in the proposed offering or in the secondary market. The Company will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the proposed business combination, a majority of the outstanding shares of common stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence, and public stockholders owning no more than 30% (minus one share) of the outstanding shares of common stock sold in the proposed offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which the Company must complete an initial business combination and the stockholder vote required to approve an initial business combination, both vote against the business combination and exercise their conversion rights. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of the proposed business combination, but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the initial business combination is approved and completed, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discount and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million on the trust account previously released to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company fails to consummate such business combination within 24 months after the date of the final prospectus relating to the proposed offering or within up to 30 months from the date of that prospectus in the event the Company’s corporate existence is extended by a vote of the majority of stockholders following the Company’s having entered into a definitive agreement for, but not yet consummating, its initial business combination, the Company’s amended and restated certificate of incorporation provides that the Company’s corporate existence will automatically cease 24 months (or up to 30 months in the event of a vote to extend the corporate existence as explained above) after the date of the final prospectus for the proposed offering except for the purpose of winding up its affairs and liquidating. The Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $3.0 million on the balance of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not consummate a business combination within 24 months (or up to 30 months in the event of a vote to extend the corporate existence as explained above) after the date of the final prospectus for the proposed offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 4).

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a]    Cash and cash equivalents:

The Company considers highly liquid investments with remaining maturities of three months or less at time of purchase to be cash equivalents.

[b]    Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c]    Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d]    Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $21,000 and $12,250 at March 31, 2008 and December 31, 2007, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 31, 2008 and December 31, 2007.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

[e]    Deferred offering costs:

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f]    Classification of warrants:

The founders’ warrants (as defined in Note 5) have been classified by the Company as equity in accordance with EITF 00-19: ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’’

[g]    New Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the accompanying financial statements.

NOTE 4 — PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for sale 25,000,000 units at $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial business combination, or (ii) 12 months from the date of the final prospectus for the proposed offering. The warrants expire four years from the date of the final prospectus for the proposed offering, unless earlier redeemed. The warrants (other than the founders’ or sponsor’s warrants held by the founders or the sponsor or their permitted transferees) will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock included in each unit. Holders of shares of common stock may exercise conversion rights if they vote against the Company’s initial business combination or an extension of the time period within which the Company must complete the initial business combination and the Company’s initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. An exercised conversion right will entitle a stockholder to convert their common stock into a pro rata share of the aggregate amount then in the trust account, before payment of the deferred underwriting discount and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $3.0 million of the interest income, net of taxes, on the trust account balance previously released to the Company to fund its working capital.

NOTE 5 — NOTE PAYABLE TO STOCKHOLDER AND RELATED PARTY TRANSACTIONS

The Company issued an unsecured promissory note for $25,000 to Gabriel S. Nechamkin, its chairman of the board, on February 29, 2008. The note is non-interest bearing and is payable on the earlier of March 1, 2009 or the consummation of the proposed offering by the Company. As of March 31, 2008 the balance due on the note was $25,000. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount at March 31, 2008.

On December 27, 2007, the sponsor purchased 7,187,500 units (the ‘‘founders’ units’’) for $25,000 in cash, at a purchase price of approximately $0.003 per unit. Each founders’ unit consists of one share of the Company’s common stock (a ‘‘founders’ share’’), $.0001 par value, and one warrant to purchase one share of the Company’s common stock (a ‘‘founders’ warrant’’). This includes an aggregate of 937,500 founders’ units subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the Company’s initial stockholder will own 20% of the Company’s issued and outstanding common stock after the proposed offering (excluding any units that it may purchase in or after this offering).

The founders’ shares are identical to the shares of common stock included in the units being sold in the proposed offering, except that the Company’s initial stockholders have agreed:

•     that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares (i) in the same manner as the majority of shares cast by public stockholders (a) in connection with the vote required to approve the initial business combination and (b) in connection with the vote required to approve an extension of the Company’s corporate existence to up to 30 months from the date of the final prospectus for the proposed offering, and (ii) in favor of a proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if the Company fails to consummate an initial business combination.

The founders’ warrants and sponsor’s warrants are identical to the warrants included in the units being sold in the proposed offering, except that:

•	the founders’ warrants and sponsor’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable, at an exercise price of $7.50, upon the later of (i) the date that is 12 months after the date of the prospectus relating to the proposed offering or (ii) when the last sales price of the Company’s common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination, but in each case only if there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the proposed offering and a related current prospectus is available;

•	the founders’ warrants and sponsor’s warrants will not be redeemable by the Company so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants and sponsor’s warrants may be exercised by the initial stockholders or their permitted transferees for cash or on a cashless basis.

Founders’ units, founders’ shares and founders’ warrants will not be transferable, assignable or saleable until 12 months after the completion of the Company’s initial business combination or earlier if, subsequent to the Company’s initial business combination, (i) the last sales price of its common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after the Company’s initial business combination or (ii) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Sponsor’s warrants will not be transferable, assignable or saleable until 90 days after the completion of the Company’s initial business combination. In addition, certain transfers, including but not limited to, transfers to the Company’s executive officers or directors, any affiliates or family members of any of the Company’s executive officers or directors, any affiliates of the sponsor, including the present and any former members of the sponsor are also permitted in respect of the foregoing securities.

NOTE 6 — STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares. The holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

Through and including                        , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

25,000,000 Units

ORBIT ACQUISITION CORP.

P R O S P E C T U S

JPMorgan

                         , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and the representative’s non-accountable expense allowance) will be as follows:

Acceptance fee(1)	$2,500
Securities and Exchange Commission Registration Fee	11,299
FINRA filing fee	29,250
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	125,000
Printing and engraving expenses	75,000
Directors & Executive officers liability insurance premiums(2)	105,000
Legal fees and expenses	350,000
Miscellaneous(3)	66,402
Total	$834,451

(1)	In addition to the acceptance fee that is charged by The Bank of New York, the registrant will be required to pay to The Bank of New York $500 per month for acting as transfer agent of the registrant’s common stock, account agent and warrant agent for the registrant’s warrants.
(2)	This amount represents the approximate amount of director and executive officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Executive Officers.

Our amended and restated certificate of incorporation provides that all directors, executive officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of executive officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold 7,187,500 units to our sponsor without registration under the Securities Act.

Such shares were issued on December 27, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to our sponsor were the founders’ units sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per share.

In addition, our sponsor has committed to purchase from us 6,000,000 sponsor’s warrants at $1.00 per warrant (for an aggregate purchase price of $6.0 million). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the sponsor’s warrants undertaken by the sponsor was made pursuant to a Sponsor’s Warrant Subscription Agreement, dated as of February 26, 2008 (the form of which was filed as Exhibit 10.7 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discount was paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Form of Amended and Restated Certificate of Incorporation.†
3.2	Form of By-laws.†
4.1	Specimen Unit Certificate.†
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between The Bank of New York and the Registrant.†
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.**
10.1	Form of Letter Agreement among the Registrant, JPMorgan and Orbit Holdings, LLC.†

Exhibit No.	Description
10.2	Form of Letter Agreement among the Registrant, JPMorgan and each executive officer and director.†
10.3	Form of Trust Account Agreement between The Bank of New York and the Registrant.†
10.4	Form of Letter Agreement between Orbit Holdings, LLC and Registrant regarding administrative support.†
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.†
10.6	Initial Unit Subscription Agreement, dated as of December 27, 2007, between the Registrant and Orbit Holdings, LLC.†
10.7	Sponsor’s Warrant Subscription Agreement, dated as of February 26, 2008, among the Registrant and Orbit Holdings, LLC.†
10.8	Form of Securities Assignment Agreement, dated as of April 30, 2008, between Orbit Holdings, LLC, Michael Childers, David E. Constable and Jerry R. Repass.†
10.9	Form of Right of First Review Agreement between Registrant and the sponsor and each executive officer.†
10.10	Promissory Note, dated as of February 29, 2008 issued to Gabriel S. Nechamkin.*
14	Form of Code of Ethics.†
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).†
99.1	Consent of Michael Childers.†
99.2	Consent of David E. Constable.†
99.3	Consent of Jerry R. Repass.†
99.4	Form of Audit Committee Charter.†

†	Previously filed
*	Filed herewith
**	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of June, 2008.

ORBIT ACQUISITION CORP.
By:	/s/ Garry N. Hubbard
Garry Hubbard Chief Executive Officer and President

Name	Position	Date

/s/ Garry N. Hubbard	Chief Executive Officer, President and Director (Principal executive officer)	June 16, 2008

Garry N. Hubbard

/s/ Jerry D. Thurmond	Chief Financial Officer and Secretary (Principal financial and accounting officer)	June 16, 2008

Jerry D. Thurmond

/s/ Gabriel S. Nechamkin	Chairman of the Board	June 16, 2008

Gabriel S. Nechamkin

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Form of Amended and Restated Certificate of Incorporation.†
3.2	Form of By-laws.†
4.1	Specimen Unit Certificate.†
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between The Bank of New York and the Registrant.†
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.**
10.1	Form of Letter Agreement among the Registrant, JPMorgan and Orbit Holdings, LLC.†
10.2	Form of Letter Agreement among the Registrant, JPMorgan and each executive officer and director.†
10.3	Form of Trust Account Agreement between The Bank of New York and the Registrant.†
10.4	Form of Letter Agreement between Orbit Holdings, LLC and Registrant regarding administrative support.†
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.†
10.6	Initial Unit Subscription Agreement, dated as of December 27, 2007, between the Registrant and Orbit Holdings, LLC.†
10.7	Sponsor’s Warrant Subscription Agreement, dated as of February 26, 2008, among the Registrant and Orbit Holdings, LLC.†
10.8	Form of Securities Assignment Agreement, dated as of April 30, 2008, between Orbit Holdings, LLC, Michael Childers, David E. Constable and Jerry R. Repass.†
10.9	Form of Right of First Review Agreement between Registrant and the sponsor and each executive officer.†
10.10	Promissory Note, dated as of February 29, 2008, issued to Gabriel S. Nechamkin.*
14	Form of Code of Ethics.†
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).†
99.1	Consent of Michael Childers.†
99.2	Consent of David E. Constable.†
99.3	Consent of Jerry R. Repass.†
99.4	Form of Audit Committee Charter.†

†	Previously filed
* Filed herewith
** To be filed by amendment.